Exhibit 2.1

{Execution}

EQUITY PURCHASE AGREEMENT,

dated as of November 5, 2015,

between

BANKRATE, INC.

and

All Web Leads, Inc.

TABLE OF CONTENTS

(continued)

Defined Terms	Sections
Accountants...................................................................................................................................Section 2.5(f)
Acquired Companies.............................................................................................................................................Recitals
Acquired Company...............................................................................................................................................Recitals
Acquisition Transaction...........................................................................................................................Section 5.3
Affiliate...................................................................................................................................................Section 1.1
Agreed Tax Treatment.....................................................................................................................Section 7.5(d)
Agreement.......................................................................................................................................................Preamble
Allocation.......................................................................................................................................Section 7.5(e)
Alternative Financing...................................................................................................Section 6.3(c), 6.3(d)
Ancillary Documents...............................................................................................................................Section 1.1
Audited Balance Sheet.............................................................................................................Section 3.7(a)(i)
Audited Balance Sheet Date.....................................................................................................Section 3.7(a)(i)
Balance Sheet Date.................................................................................................................Section 3.7(a)(ii)
Benefit Plan...........................................................................................................................................Section 1.1
Books and Records.................................................................................................................................Section 1.1
Business Day.........................................................................................................................................Section 1.1
Buyer.................................................................................................................................................................Preamble
Buyer Closing Certificate.................................................................................................................Section 8.2(c)
Buyer Fundamental Representations.........................................................................................................Section 1.1
Buyer Indemnitee...................................................................................................................................Section 1.1
Buyer Plans...................................................................................................................................Section 7.6(b)
Buyer Related Parties.....................................................................................................................Section 8.5(c)
Cap.................................................................................................................................................Section 9.3(b)
Cash.........................................................................................................................................Section 2.5(a)(i)
Cash Equity.............................................................................................................................Section 4.9(a)(i)
Closing.....................................................................................................................................................Section 2.3
Closing Date.............................................................................................................................Sections 1.1, 2.3
Closing Payment Amount.................................................................................................................Section 2.2(a)
Closing Statement...........................................................................................................................Section 2.5(c)
COBRA.........................................................................................................................................Section 3.17(i)
Code.......................................................................................................................................................Section 1.1
Commitment Letters.........................................................................................Sections 4.9(a)(ii), 6.3(d)
Compliant...............................................................................................................................................Section 1.1
Confidentiality Agreement.......................................................................................................................Section 1.1
Consideration.................................................................................................................................Section 7.5(e)
Contract...................................................................................................................................................Section 1.1
Current Assets.......................................................................................................................Section 2.5(a)(ii)
Current Liabilities...................................................................................................................Section 2.5(a)(iii)
Deal Communications...............................................................................................................Section 10.15(a)
Debt Commitment Letter.........................................................................................................Section 4.9(a)(ii)
Debt Financing.................................................................................................Sections 4.9(a)(ii), 6.3(d)
Deductible.....................................................................................................................................Section 9.3(a)
Deferred Payment Amount...............................................................................................................Section 2.2(b)
Deferred Payment Date...................................................................................................................Section 2.2(b)
Direct Claim...................................................................................................................................Section 9.4(c)
Distributed Software.....................................................................................................................Section 3.13(e)
DOJ.................................................................................................................................................Section 7.2(a)
Employee...............................................................................................................................................Section 1.1
Employee Plan.......................................................................................................................................Section 1.1
Environmental Laws...............................................................................................................................Section 1.1
Equity Commitment Letter.........................................................................................................Section 4.9(a)(i)
Equity Financing...............................................................................................Sections 4.9(a)(i), 6.3(d)

Equity Securities.....................................................................................................................................Section 1.1
ERISA.....................................................................................................................................................Section 1.1
ERISA Affiliate...........................................................................................................................Section 3.17(b)
Estimated Cash...............................................................................................................................Section 2.5(b)
Estimated Net Working Capital.........................................................................................................Section 2.5(b)
Estimated Statement.......................................................................................................................Section 2.5(b)
Example Net Working Capital Calculation.................................................................................Section 2.5(a)(iv)
Excluded Names.....................................................................................................................................Section 1.1
Final Closing Statement.....................................................................................................................Section 2.5(f)
Financial Statements.......................................................................................................................Section 3.7(a)
Financing...........................................................................................................Sections 4.9(a)(ii), 6.3(d)
FTC.................................................................................................................................................Section 7.2(a)
Fundamental Representations...................................................................................................................Section 1.1
GAAP.....................................................................................................................................................Section 1.1
General Survival Date.............................................................................................................................Section 9.1
Government Official.....................................................................................................................Section 3.19(b)
Governmental Entity...............................................................................................................................Section 1.1
HSR Act...................................................................................................................................................Section 1.1
Income Tax Return.................................................................................................................................Section 1.1
Income Taxes.........................................................................................................................................Section 1.1
Indebtedness...........................................................................................................................................Section 1.1
Indemnified Party...........................................................................................................................Section 9.4(a)
Indemnitor.....................................................................................................................................Section 9.4(a)
Intellectual Property.................................................................................................................................Section 1.1
IQ Holdings.........................................................................................................................................................Recitals
IRS...............................................................................................................................................Section 3.17(d)
Law.........................................................................................................................................................Section 1.1
Lenders...................................................................................................................................Section 4.9(a)(ii)
Lien.........................................................................................................................................................Section 1.1
Litigation Support Agreement...................................................................................................Section 2.4(a)(iii)

Losses.............................................................................................................................................Section 9.2(a)

Marketing Period.....................................................................................................................................Section 1.1

Material Adverse Effect...........................................................................................................................Section 1.1
Material Contract...................................................................................................................................Section 1.1
Most Recent Balance Sheet.....................................................................................................Section 3.7(a)(ii)
Net Quotes.........................................................................................................................................................Recitals
Net Working Capital...............................................................................................................Section 2.5(a)(v)
New Debt Commitments.................................................................................................................Section 6.3(d)
Nonparty Affiliates...........................................................................................................................Section 10.16
OFAC...........................................................................................................................................Section 3.19(c)
Order.......................................................................................................................................................Section 1.1
Organizational Documents.......................................................................................................................Section 1.1
Other Antitrust Laws.......................................................................................................................Section 7.2(a)
Outside Date.................................................................................................................................Section 8.4(d)
Paul Hastings...........................................................................................................................Section 10.15(a)
Permit.....................................................................................................................................................Section 1.1
Permitted Liens.......................................................................................................................................Section 1.1
Person.....................................................................................................................................................Section 1.1
Pre-Closing Income Tax Return...............................................................................................Section 7.5(a)(ii)
Pre-Closing Tax Period...........................................................................................................Section 7.5(a)(ii)
Pro Forma Return...................................................................................................................Section 7.5(a)(iii)
Promissory Note.......................................................................................................................Section 2.2(b)(i)

Protest Notice.................................................................................................................................Section 2.5(e)
Purchase Price.......................................................................................................................................Section 2.2
Purchased Equity Interests.....................................................................................................................................Recitals
Real Property.....................................................................................................................................Section 3.15
Real Property Leases.............................................................................................................Section 3.9(a)(iv)
Registered Intellectual Property.....................................................................................................Section 3.13(a)
Representatives.......................................................................................................................................Section 1.1
Restricted Business.................................................................................................................................Section 1.1
Restrictive Covenant Agreement.............................................................................................Section 2.4(a)(iv)
Restricted Party...........................................................................................................................Section 3.19(c)
Retention Plans.....................................................................................................................................Section 1.1
Schedule Supplement...............................................................................................................................Section 7.3
Seller.................................................................................................................................................................Preamble
Seller Closing Certificate.................................................................................................................Section 8.1(d)
Seller Confidential Information.................................................................................................................Section 6.4
Seller Disclosure Schedules.....................................................................................................................Section 1.1
Seller Indemnitee.....................................................................................................................................Section 1.1
Seller Plans.....................................................................................................................................Section 7.6(b)
Seller Recovery Costs.....................................................................................................................Section 8.5(b)
Seller Related Parties.......................................................................................................................Section 8.5(c)
Seller’s Knowledge.................................................................................................................................Section 1.1
Service Provider.....................................................................................................................................Section 1.1
Sensitive Data.........................................................................................................................................Section 1.1
Shares...................................................................................................................................................................Recitals
Sponsor...................................................................................................................................................Section 1.1
Sponsor Guaranty...........................................................................................................................Section 4.9(b)
Straddle Period.......................................................................................................................Section 7.5(a)(iii)
Straddle Period Income Tax Return.........................................................................................Section 7.5(a)(iii)
Subsidiary or Subsidiaries.........................................................................................................................Section 1.1
Suit.........................................................................................................................................................Section 1.1
Target Net Working Capital.....................................................................................................Section 2.5(a)(vi)
Tax or Taxes...........................................................................................................................................Section 1.1
Tax Returns...........................................................................................................................................Section 1.1
Termination Fee.............................................................................................................................Section 8.5(b)
Third-Party Claim...........................................................................................................................Section 9.4(a)
Transaction Tax Deductions.....................................................................................................................Section 1.1
Transaction Expenses.............................................................................................................................Section 1.1
Transfer Taxes.......................................................................................................................................Section 1.1
Transferred Employee.....................................................................................................................Section 7.6(a)
Transferee.....................................................................................................................................Section 7.6(a)
Treasury Regulations...............................................................................................................................Section 5.5
U.S. or United States..............................................................................................................................Section 1.1
WARN Act ...........................................................................................................................................Section 1.1

EQUITY PURCHASE AGREEMENT

THIS EQUITY PURCHASE AGREEMENT (the “Agreement”), dated as of November  5, 2015, is by and between Bankrate, Inc., a Delaware corporation (“Seller”), and All Web Leads, Inc., a Delaware corporation (“Buyer”).

RECITALS

1.Seller is the owner of (i) all of the issued and outstanding capital stock (the “NetQuote Shares”) of NetQuote Holdings, Inc., a Delaware corporation (“NetQuote”), and (ii) all of the issued and outstanding limited liability company interests (the “IQ Holdings Interests” and together with the NetQuote Shares, the “Purchased Equity Interests”) of IQ Holdings, LLC, a Delaware limited liability company (“IQ Holdings”).  NetQuote, IQ Holdings and their respective Subsidiaries are collectively referred to herein as the “Acquired Companies” and each individually as an “Acquired Company.”

2.Seller desires to sell, and Buyer desires to purchase, the Purchased Equity Interests on the terms and subject to the conditions set forth in this Agreement.

AGREEMENTS

In consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Article I
DEFINITIONS

1.1Definitions.  When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.1.

“Acceleration Event” means the earliest to occur of any of the following: (a) a public offering of securities of Buyer or any direct or indirect parent thereof or any successor thereto pursuant to an effective registration statement under the Securities Act of 1933, as amended, (b) the consummation of a Fundamental Transaction, or (c) the payment by Buyer of any Restricted Payment that is not permitted to be made under the terms of the Credit Agreement,  as in effect on or immediately following the Closing.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person, through one or more intermediaries or otherwise.

“Ancillary Documents” means the other agreements, instruments and documents delivered at the Closing pursuant to this Agreement.

“Benefit Plan” means any (a) Employee Plan, (b) other employee benefit agreement, arrangement, plan or policy (whether or not written and whether or not subject to ERISA) (c) incentive, bonus, equity, phantom equity, change of control, retention, retirement, pension, supplemental retirement, deferred compensation, welfare benefit, gross-up, or fringe benefit agreement, arrangement, plan or policy, and (d) employment, consulting, severance or similar contract or arrangement (whether or not written) or agreement, arrangement, plan or policy (whether or not written) providing any compensation or benefits to any Employee or other Service Provider (including any agreement, arrangement, plan or policy making available bonuses, equity awards, or deferred compensation) other than an Employee Plan, that any Acquired Company sponsors, maintains, or administers, or to which any Acquired Company contributes or is obligated to contribute or that Seller sponsors, maintains, or administers, or to which Seller contributes or is obligated to contribute in respect of any Service Provider or otherwise has any Liability.

“Books and Records” means books of account, general, financial and operating records, invoices and other documents, records and files of the Acquired Companies.

“Business” means the businesses conducted by the Acquired Companies as of the Closing Date.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks located in New York, New York or San Francisco, California are authorized or required by Law to close.

“Buyer Fundamental Representations” means the representations and warranties set forth in Sections 4.1 (Existence and Power), 4.2 (Authorization), 4.3 (Enforceability) and 4.6 (Brokers).

“Buyer Indemnitee” means Buyer each of its Affiliates (including, following the Closing, each Acquired Company), and the Representatives, Affiliates, successors and assigns of each of the foregoing Persons.

“Buyer Indemnified Tax” means any and all (a) Taxes of any Acquired Company for any Pre-Closing Tax Period; (b) Taxes of any member (other than any Acquired Company) of an affiliated, consolidated, combined or unitary group of which any Acquired Company is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local, or non-U.S. Law); (c) Taxes of any other Person (other than any Acquired Company or Buyer) for which any Acquired Company is liable as a transferee or successor by contract or otherwise which Taxes relate to an event or transaction occurring before the Closing for which the underlying liability for Taxes arises on or prior to the Closing Date; and (d) any Taxes of an Acquired Company as the result of any adjustment pursuant to Section 481(a) of the Code made by an Acquired Company prior to the Closing or as the result of any change from a cash to accrual method of accounting for any Acquired Company resulting from the purchase of the Purchased Equity Interests by Buyer pursuant to this Agreement.

“Closing Date” means the date on which the Closing occurs.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means that certain Confidentiality Agreement by and between Buyer and Seller, dated July 13, 2015.

“Contract” means any written and legally binding agreement, contract, commitment or arrangement.

“Credit Agreement” means that certain Credit Agreement, dated as of on or about the date of the Closing, among, inter alia, Buyer, the lenders from time to time party thereto and Midcap Financial Trust, a Delaware statutory (g) trust, in its capacity as administrative and collateral agent under the Senior Credit Agreement, as the same may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

 “Data Handling” means the collection, storage, processing, use, transmission, disclosure and securing of Sensitive Data.

“Employee” means any employee of Seller listed on the Schedule 1.1(a) attached hereto, whether or not actively employed on the date hereof (e.g., including employees on vacation and approved leave of absence, including maternity, family, sick, military or disability leave).

“Employee Plan” means any “employee benefit plan,” as defined in Section 3(3) of ERISA, that (a) is subject to Title I of ERISA, (b) is sponsored, maintained, administered, contributed to, or obligated to be contributed to by any Acquired Company, (c) covers any Employee or other Service Provider and (d) is not required to be listed on Schedule 3.17(b) attached hereto.

“Environmental Laws” means any Law relating to the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

“Equity Securities” means, if a Person is a corporation, shares of capital stock of such corporation and, if a Person is a form of entity other than a corporation, ownership interests in such form of entity, whether membership interests, partnership interests or otherwise.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excluded Names” means all rights in, relating to, or for the use or exploitation of, any trademark, service mark, brand name, certification mark, trade name, corporate name, domain name or other indication of source or origin, that is comprised of, includes, is based on, relates to or is likely to be confused with the term “Bankrate” and “Bankrate Insurance”, as well as any of the marks or terms set forth on Schedule 1.1(b) or any other similar term or derivative thereof.

“Fundamental Representations” means, collectively, the Buyer Fundamental Representations and the Seller Fundamental Representations.

“Fundamental Transaction” means (a) that Buyer shall consolidate or merge with or into any other Person, unless either (x) the Buyer is the surviving entity or (y) the Person formed by or surviving any such consolidation or merger (if other than the Buyer) assumes all of the obligations of the Buyer under this Agreement; (b) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of Buyer and its Subsidiaries, taken as a whole (including by a sale of equity securities (or other securities directly or indirectly convertible, exchangeable or exercisable for equity securities) of one or more Subsidiaries that own all or substantially all of the assets of Buyer and its Subsidiaries, taken as a whole); or (c) a transaction or series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities) the result of which is that the holders of shares representing, directly or indirectly through one of more intermediaries, more than 50% of the voting power of the outstanding voting securities of Buyer immediately prior to such transaction, are, after giving effect to such transaction, no longer, in the aggregate the holders of shares representing, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting securities of Buyer.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions or authority of any United States federal, state or local government or any foreign, international, multinational or other government, or any political subdivision thereof, including any department, commission, board, agency, bureau, official, mediator, arbitral body, arbitrator, or other regulatory, administrative or judicial authority thereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Income Tax Return” means any Tax Return for Income Taxes.

“Income Taxes” means Taxes imposed on or measured by net income.

“Indebtedness” means, with respect to any Person, and without duplication, all Liabilities of such Person with respect to (a) any indebtedness for borrowed money (including amounts outstanding under overdraft facilities); (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations as lessee under leases that are required under GAAP to be treated as capital leases; (d) any “earn-out” obligations and other obligations for the deferred purchase price of the stock or assets of a business; (e) any obligations in respect of letters of credit, performance bonds, bankers’ acceptances and similar facilities (but solely to the extent drawn and not paid); (f) any liabilities arising from payment obligations under any interest rate, foreign exchange or other swap, hedge or other financial derivative instrument or agreement; (g) any guaranty of any of the foregoing or any of the foregoing which is secured by an Lien upon any property or asset owned by, any of the Acquired Companies; and (h) any accrued and unpaid interest, fees and other expenses owed with respect to the foregoing, including, but not limited to, prepayment penalties and premiums. Indebtedness shall not include trade payables incurred in the ordinary course of business, or any indebtedness incurred by, on behalf of, or at the direction of, Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement.

“Intellectual Property” means, collectively, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all letters patent and pending applications for patents of the United States and all countries foreign thereto and all reissues, reexaminations, divisions, continuations, continuations-in-part and extensions thereof; (b) all trademarks, service marks, trade names, and Internet domain names, all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all published and unpublished works of authorship (including databases and software), and all applications, registrations and renewals in connection therewith; (d) all mask works and all applications, registrations, and renewals in connection therewith; (e) all trade secrets and confidential business information (including confidential ideas, research and development, know how, methods, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (f)  all computer software programs (including all information systems, source and object codes and user interfaces), firmware and computer hardware; (g) all copies and tangible embodiments of the foregoing (in whatever form or medium); and (h) the right to assert and collect damages for past present and future infringements, violations and misappropriations of the foregoing.

“Law” means any statute, law, ordinance, rule or regulation of any Governmental Entity.

“Liability” means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined or determinable, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, security interest, hypothecation or any other similar encumbrance in respect of such property or asset.  For the avoidance of doubt, “Lien” shall exclude any restrictions on transfer under securities Laws and any terms and conditions of any Organizational Document of any Acquired Company.

“Marketing Period” means the period commencing on the date hereof and ending on the date which is 25 Business Days after the date hereof.

“Material Adverse Effect” any event, change, fact, condition, circumstance or occurrence that, when considered either individually or in the aggregate together with all other events, changes, facts, conditions, circumstances or occurrences with respect to which such phrase is used in this Agreement, has had or would reasonably be expected to have a material adverse effect on (A) the business, operations, results of operations, properties, assets or condition (financial or otherwise) of the Acquired Companies, taken as a whole, or (B) the ability of Seller to consummate the transactions contemplated by this Agreement; provided that, with respect to clause (A), none of the following shall be taken into account in determining whether there is a Material Adverse Effect:  any adverse change, event, or development arising from or relating to (a) general business, industry or economic conditions, (b) local, regional, national or international political or social conditions, including the engagement (whether new or continuing) by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, any natural or man-made disaster or acts of God, (c) changes in financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) any failure of any Acquired Company to meet any projections or forecasts (provided, that this clause (d) shall not prevent a determination that any change, event, or development underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect (provided,  further, that any such change, event, or development is not otherwise excluded from determining whether there is a Material Adverse Effect)), (e) changes in GAAP after the date hereof, (f) changes in Laws after the date hereof,  (g) the taking of any action expressly contemplated by this Agreement (excluding the failure to take any action pursuant to, or the taking of any action prohibited by, Section 5.1 (Conduct of Business)) or (h) the announcement of the transactions contemplated by this Agreement pursuant to Section 7.1, except to the extent that such events, changes, facts, conditions, circumstances or occurrences arising from or related to the matters described in clauses (a) - (c), (e) or (f) disproportionately affect the Acquired Companies as compared to other companies operating in the industries and markets in which the Business is conducted.

“Material Contract” means any of the Contracts listed or required to be listed on Schedule 3.9(a),  Schedule 3.13(b), Schedule 3.15, Schedule 3.18, and Schedule  3.20.

“Order” means any award, injunction, judgment, decree, order, ruling, subpoena or verdict, stipulation, writ, determination, or other decision issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction.

“Organizational Documents” means, with respect to any entity, the certificate of incorporation, articles of incorporation, bylaws, articles of organization, partnership agreement, limited liability company agreement, formation agreement, joint venture agreement and other similar organizational documents of such entity (in each case, as amended through the date of this Agreement).

“Permit” means any material authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Entity.

“Permitted Liens” means (a) Liens for Taxes that are not yet due and payable or that are being contested in good faith through appropriate proceedings, in each case, for which an adequate reserves determined in accordance with GAAP, (b) statutory Liens of landlords and workers’, carriers’, materialmen’s, suppliers’ and mechanics’ or other like Liens incurred in the ordinary course of business with respect to any amounts not yet due and payable or which are being contested in good faith through appropriate proceedings, (c) Liens and encroachments on real property which do not materially interfere with the present use of the real properties they affect, (d) Liens that will be released prior to or as of the Closing, (e) Liens securing rental obligations in respect of capitalized leases, and (f) Liens set forth on Schedule 1.1(c).

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity, or any other entity or body.

“Restricted Business” means the business of publishing, aggregating and distributing personal insurance content on the Internet and the related sale of inquiries with respect to personal insurance in the form of leads, clicks and calls to insurance agents and insurance carriers.

“Restricted Payment” means, with respect to Buyer and its Subsidiaries, (i) any payment of a management fee, transaction fee or other fee or remuneration by Buyer or any of its Subsidiaries to the Sponsor or any of its Affiliates or (ii) any payment by Buyer or any of its Subsidiaries of any dividend or distribution to, or the redemption or repurchase of any equity securities (or other securities directly or indirectly convertible, exchangeable or exercisable for equity securities) held by, or any loan of funds to, any direct or indirect equity holder of Buyer (in its capacity as such) other than redemptions or repurchases of equity securities held by employees and directors of Buyer or its Subsidiaries unaffiliated with Sponsor.

“Representatives” of any Person shall mean the directors, officers, employees, consultants, financial advisors, counsel, accountants and other representatives and agents of such Person.

“Retention Plans” means Seller’s Project Einstein Retention & Incentive Plan and each of the Retention Bonus Letter Agreements set forth on the Schedule of Retention Plans.

“Seller Disclosure Schedules” means the disclosure schedules delivered by Seller concurrently with the execution and delivery of this Agreement.

“Seller Fundamental Representations” means the representations and warranties set forth in Sections 3.1 (Existence and Power), 3.2 (Authorization), 3.3 (Enforceability), 3.6 (Title to Purchased Equity Interests; Capitalization; Subsidiaries), 3.22 (Taxes) and 3.23 (Brokers).

“Seller Indemnitee” means Seller and its Affiliates and the Representatives, Affiliates, successors and assigns of each of the foregoing Persons.

“Seller’s Knowledge” or any similar phrase means the actual knowledge of Jeff Grant, Bethany Baer, Daniel Roose, Matt Rihtar, Susan Cahill, Melanie Meador, Kenneth S. Esterow and Steven D. Barnhart.

“Service Provider” means any current or former employee, natural Person independent contractor, consultant, director, manager or officer of either Seller or any Acquired Company who provides or provided services to any Acquired Company.

“Sensitive Data” means (a) information required by any applicable Law to be encrypted, masked or otherwise protected from disclosure; (b) government identifiers, such as Social Security or other tax identification numbers, driver’s license numbers and other government-issued identification numbers; (c)

account, credit or debit card numbers, with or without any required security code, access code, personal identification number or password that would permit access to an individual’s financial account; or (d) user names or email addresses, in combination with a password or security question that would permit access to an online account.

“Sponsor” means Genstar Capital Partners VI, L.P., a Delaware limited partnership.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other legal entity of any kind of which such Person (either alone or through or together with one or more of its other Subsidiaries) owns, directly or indirectly, more than 50% of the capital stock or other equity interests the holders of which are (a) generally entitled to vote for the election of the board of directors or other governing body of such legal entity or (b) generally entitled to share in the profits or capital of such legal entity.

“Suit” means (a) any suit, litigation, action, claim, written complaint or demand letter, assessment, arbitration, mediation or other dispute resolution proceeding or (b) any investigation or audit to the extent Seller has Knowledge thereof.

“Tax” or “Taxes” means all U.S. federal, state, provincial, local, foreign and other income, profits, branch profits, gross receipts, license, occupation, premium, windfall profits, ad valorem, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, social security (including FICA), use, personal and real property, withholding, excise, production, transfer, registration, escheat or unclaimed property obligation,  alternative minimum, add-on minimum, value added, occupancy and other taxes, including any interest, penalty, fines or addition thereto in respect of the foregoing, in each case whether or not disputed.

“Tax Returns” means any return, declaration, report, election, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

 “Transaction Tax Deduction” means all deductions or expenses incurred by any Acquired Company as a result of or in connection with the transactions contemplated by this Agreement (including, without limitation, (a) deferred financing fee write-offs and debt prepayment in respect of any Indebtedness, and (b) any Transaction Expenses.

“Transaction Expenses” means all costs, fees and expenses incurred in connection with or in anticipation of the negotiation, execution and delivery of this Agreement and the Ancillary Documents or the consummation of the transactions contemplated by this Agreement or in connection with or in anticipation of any alternative transactions considered by Seller to the extent such costs, fees and expenses are payable or reimbursable by any Acquired Company, including, (a) all of the fees and expenses incurred by Seller or any Acquired Company prior to the Closing in connection with the negotiation, documentation and consummation of the transactions contemplated by this Agreement, including all fees, expenses, disbursements and other similar amounts paid to attorneys, financial advisors or accountants which, in each case, are unpaid as of the Closing, (b) all fees payable by any of the Acquired Companies to Seller or any Affiliate thereof (including any accrued but unpaid management fees, expenses or other payments due to Seller or any of its Affiliates), and (c) any (i) transaction-related bonuses, retention awards, change in control payments or other similar transaction-related amounts payable, or (ii) any severance or other payment or other form of compensation that is created, accelerated, accrued or becomes payable by Seller or any Acquired Company to any present or former Service Provider or stockholder thereof, including any and all payments to any Service Provider under any employment agreements, benefit plan, severance or retention plan or any other contractual obligations or agreement of Seller or any Acquired Company, including the Retention Plans, in each case of clauses (c)(i) and (c)(ii) above, to the extent arising as a result of, or in connection with, the execution and delivery of this Agreement or any Ancillary Documents or the consummation of the transactions contemplated by this Agreement and including any employer-side Taxes payable on or triggered by any such payment, in the case, as a result of, or in connection with, the execution and delivery of this Agreement or any Ancillary Documents or the consummation of the transactions contemplated by this Agreement.

“Transfer Taxes” means sales, use, transfer, real property transfer, recording, documentary, stamp, registration value-added and stock transfer Taxes and any similar Taxes incurred in connection with the sale and purchase of the Purchased Equity Interests pursuant to this Agreement.

“Treasury Regulations” means United States Treasury regulations promulgated under the Code.

“U.S.” or “United States” means the United States of America.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 or any similar Law.

Article II
PURCHASE AND SALE

2.1Purchase and Sale.  At the Closing, on the terms and subject to the conditions set forth in this Agreement, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller, all right, title and interest in and to the Purchased Equity Interests free and clear of all Liens.

2.2Purchase Price.     The aggregate consideration to be paid by Buyer to Seller for the Purchased Equity Interests shall be $165,000,000 (the “Purchase Price”), subject to the terms of this Section 2.2, payable as follows:

(a)Closing Payment Amount.  The aggregate consideration to be paid by Buyer to Seller for the Purchased Equity Interests at Closing shall be (a) $140,000,000 (the “Closing Payment Amount”), plus or minus, as applicable, (b) the adjustments pursuant to Section 2.5.

(b)Deferred Payment Amount. As additional consideration for the Purchased Equity Interests,  on the second (2nd)  anniversary of the Closing Date (the “Deferred Payment Date”), Buyer shall pay to Seller an amount equal to (i)  $25,000,000,  minus (ii) the adjustments pursuant to Section 2.5 (the “Deferred Payment Amount”), subject to the provisions of this Section 2.2(b).

(i)Notwithstanding the foregoing provisions of this Section 2.2(b) but subject to Section 2.2(b)(ii), to the extent that Buyer is unable to pay the Deferred Payment Amount in full as a result of prohibitions under the Credit Agreement on or before the Deferred Payment Date, Buyer shall (A) pay on the Deferred Payment Date as much of the Deferred Payment Amount as is permitted to be paid under the Credit Agreement on the Deferred Payment Date, (B) notify the Seller in writing on the Deferred Payment Date of such inability to pay the applicable portion of the Deferred Payment Amount in full in a timely manner, which notice shall include a reasonably detailed explanation of the circumstances giving rise to such inability to pay and (C) deliver a subordinated promissory note duly executed by Buyer in favor of Seller in the form of Exhibit A hereto (the “Promissory Note”) in a principal amount equal to the sum of (I) the amount of the Deferred Payment Amount that has not been paid in cash on or before the Deferred Payment Date, plus (II) interest on such unpaid portion of the Deferred Payment Amount accruing at 8% per annum compounding annually from the Closing Date through the Deferred

Payment Date.  Buyer will use reasonable best efforts to pay (A) the Deferred Payment Amount in full on the Deferred Payment Date to the fullest extent permitted under the terms of the Credit Agreement, and (B) if applicable, all outstanding principal amount plus accrued but unpaid interest on the Promissory Note to the fullest extent Buyer is permitted to make such payment or any portion thereof from time to time under the terms of the Credit Agreement.    Without limiting the generality of the foregoing, during the period that any portion of the Deferred Payment Amount and/or any obligations under the Promissory Note, if applicable, remain unpaid, Buyer shall, and shall cause its Affiliates to, not (A) amend, waive or otherwise modify any provision of the Credit Agreement or any Loan Document (as defined in the Credit Agreement) or (B)  otherwise, directly or indirectly, take any action, in each case, which would be expected to restrict, prohibit or delay Buyer’s ability to pay the Deferred Payment Amount and/or, if applicable, any obligations under the Promissory Note in accordance herewith;  provided,  however, that this sentence shall not restrict any such amendment, waiver, modification or the taking of such action to the extent taken for a bona fide business purpose and not with the specific intent of restricting, prohibiting or delaying Buyer’s ability to pay the Deferred Payment Amount and/or, if applicable, any obligations under the Promissory Note in accordance herewith.

(ii)Notwithstanding anything to the contrary contained herein, subject to the terms and conditions of the Promissory Note and the Subordination Agreement, the entire Deferred Payment Amount and/or, if applicable, all outstanding principal amount plus accrued but unpaid interest under the Promissory Note, shall be due and payable in full in cash within five (5) Business Days after the occurrence of any Acceleration Event.

(iii)Unless otherwise required by applicable Law, the parties hereto intend and agree that all payments made pursuant to this Section 2.2(b) are to be treated by Buyer (and its Affiliates) and Seller (and its Affiliates) as additional consideration for the Purchased Equity Interests, except to the extent appropriately treated as interest under applicable Law, and none of the parties hereto shall take any position on a Tax Return inconsistent with such characterization.

(c)Allocation.  The Closing Payment Amount and the Deferred Payment Amount shall be allocated to the NetQuote Shares and IQ Holdings Interests as set forth in Section 7.5(e).

2.3Closing.  Unless this Agreement shall have been terminated in accordance with Section 8.4, Buyer and Seller shall consummate the transactions contemplated by this Agreement by electronic mail and overnight courier service, or by physical exchange of documentation at the offices of Paul Hastings LLP, 71 South Wacker Drive, 45th Floor, Chicago, Illinois 60606 (in either case, the “Closing”), as promptly as practicable but in no event later than three (3) Business Days after the date on which all conditions set forth in Article VIII (except those conditions that are to be satisfied or waived at Closing) have been satisfied or waived by the party entitled to the benefit of the same, at 9:00 a.m., Eastern time, or at such other place, date and time as the parties shall mutually agree in writing (the date on which the Closing occurs, the “Closing Date”);  provided that the Closing shall not occur prior to the earlier of (x) a date during the Marketing Period specified in writing by Buyer on no fewer than two (2) Business Days’ notice to Seller (it being understood that such date may be conditioned upon the simultaneous completion of Buyer’s financing of the transactions contemplated by this Agreement) and (y) the third Business Day immediately following the final day of the Marketing Period.

2.4Closing Deliveries.

(a)Deliveries by Seller at the Closing.  At the Closing, Seller shall deliver to Buyer the following:

(i)(A) stock certificates evidencing the NetQuote Shares, duly endorsed in blank or accompanied by stock powers duly executed by Seller in blank and (B) an assignment of the IQ Holdings Interests, duly executed by Seller in blank;

(ii)certificates of good standing with respect to the Acquired Companies issued by the responsible Governmental Entity of the jurisdictions of their respective formation (to the extent any such certificate is routinely issued by any such jurisdiction), dated as of a date not more than ten (10) Business Days prior to the Closing Date;

(iii)a Litigation Support Agreement, in the form of Exhibit B hereto, dated the Closing Date (the “Litigation Support Agreement”), duly executed by Seller;

(iv)a  Restrictive Covenant Agreement, in the form of Exhibit C hereto, dated the Closing Date (the “Restrictive Covenant Agreement”), duly executed by Seller;

(v)a Subordination Agreement, in the form of Exhibit D hereto, dated the Closing Date (the “Subordination Agreement”), duly executed by Seller;

(vi)customary lien release documentation reasonably satisfactory to Buyer and its counsel and financing sources relating to the termination of all Liens on the Purchased Equity Interests or any assets of an Acquired Company securing Indebtedness and the release of all guarantees of any Indebtedness, and invoices in respect of Transaction Expenses, if any, in each case, with customary wire instructions;

(vii)a FIRPTA Certificate; and

(viii)the Seller Closing Certificate.

(b)Deliveries by Buyer at the Closing.  At the Closing, Buyer shall deliver to Seller the following:

(i)an amount equal to (A) the Closing Payment Amount,  plus or minus, as applicable, (B) the adjustment pursuant to Section 2.5(b), by wire transfer of immediately available funds to the account designated in writing by Seller to Buyer prior to the Closing Date;

(ii)a copy of the resolution of Buyer’s governing body, certified by an appropriate officer of Buyer as having been duly and validly adopted and being in full force and effect as of the Closing Date, authorizing the execution and delivery of this Agreement and performance by Buyer of the transactions contemplated hereby;

(iii)the Litigation Support Agreement, duly executed by Buyer;

(iv)the Restrictive Covenant Agreement, duly executed by Buyer;

(v)the Subordination Agreement, duly executed by Buyer; and

(vi)the Buyer Closing Certificate.

2.5Net Working Capital and Cash Adjustment.

(a)Definitions.

(i)“Cash” means, as of 12:01 a.m. Eastern time on the Closing Date, all unrestricted cash and cash equivalents of the Acquired Companies, as determined in accordance with GAAP, consistently applied, and using the same accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the Audited Balance Sheet and the Example Net Working Capital Calculation.

(ii)“Current Assets” means any and all current assets that should be reflected on the consolidated balance sheets of the Acquired Companies in those general ledger accounts (and only those general ledger accounts) set forth on the Example Net Working Capital Calculation, prepared in accordance with GAAP, consistently applied, and using the same accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the Audited Balance Sheet and the Example Net Working Capital Calculation.  For the avoidance of doubt, Current Assets shall exclude any assets with respect to Cash and Income Taxes.

(iii)“Current Liabilities” means any and all current liabilities that should be reflected on the consolidated balance sheets of the Acquired Companies in those general ledger accounts (and only those general ledger accounts) set forth on the Example Net Working Capital Calculation, prepared in accordance with GAAP, consistently applied, and using the same accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the Audited Balance Sheet and the Example Net Working Capital Calculation.  For the avoidance of doubt, Current Liabilities shall exclude any liabilities with respect to Indebtedness, Transaction Expenses,  Income Taxes and any vacation, Paid Personal Leave or other paid time accrued and paid prior to the Closing pursuant to Section 7.6(c).

(iv)“Example Net Working Capital Calculation” means the calculation of Net Working Capital set forth on Exhibit  E, which assumes for illustrative purposes that the Closing Occurred on September 30, 2015.

(v)“Net Working Capital” means the difference between the book value of the Current Assets and the book value of the Current Liabilities, in each case, as of 12:01 a.m. Eastern time on the Closing Date. Notwithstanding anything to the contrary herein, for purposes of determining Net Working Capital, (A) no assets or liabilities shall reflect any changes in such assets or liabilities as a result of purchase accounting adjustments or other changes arising from or resulting as a consequence (including Tax consequences) of the transactions contemplated hereby; (B) the determination shall be based solely on facts and circumstances as they exist prior to the Closing and shall exclude the effect of any fact, event, change, circumstance, act or decision occurring on or after the Closing; (C) those general ledger accounts (and only those general ledger accounts) set forth on the Example Net Working Capital Calculation shall be included; and (D) no reserve shall be created and no reserve reflected in the Most Recent Balance Sheet shall be increased, decreased or eliminated except in each case by reason of payment, settlement or in accordance with GAAP, consistently applied, and using the same accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the Audited Balance Sheet

(vi)“Maximum Cash Amount” means $500,000.

(vii)“Target Net Working Capital” means $14,079,000.

(b)Closing Adjustment.  At least three (3) Business Days prior to the Closing Date, Seller shall prepare in good faith and deliver to Buyer a statement (the “Estimated Statement”) setting forth an unaudited consolidated balance sheet of the Acquired Companies as of 12:01 a.m. Eastern time on the Closing Date and an estimated calculation of (i) Net Working Capital (the “Estimated Net Working Capital”), (ii) Cash (the “Estimated Cash”), and (iii) Seller’s calculation of the amount payable under Section 2.2(a) on the basis of the Estimated Statement, in each case, along with reasonable supporting detail to evidence the calculation of such amount. The Estimated Statement and all calculations therein shall be determined as of 12:01 a.m. Eastern time on the Closing Date and in accordance with GAAP, consistently applied, and using the same accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the Audited Balance Sheet and the Example Net Working Capital Calculation. Seller shall provide Buyer with reasonable access to the Books and Records of the Acquired Companies and shall cause the personnel of the Acquired Companies to reasonably cooperate with Buyer for the purpose of enabling Buyer to calculate, and to review Seller’s calculation of Estimated Net Working Capital and Estimated Cash and such amounts shall be adjusted in response to any reasonable comments of Buyer provided prior to the Closing.    The amount payable under Section 2.4(b)(i) shall be (i) increased or decreased, respectively, dollar-for-dollar by the amount that the Estimated Net Working Capital is more than or less than Target Net Working Capital and (ii) increased dollar-for-dollar by the amount of the Estimated Cash (provided that in no event shall the Estimated Cash exceed the Maximum Cash Amount);  provided,  however, that in the event of a decrease, in lieu of decreasing the amount payable under Section 2.4(b)(i), the Deferred Payment Amount shall first be decreased by up to an aggregate of $2,000,000, and, if applicable, thereafter the amount payable under Section 2.4(b)(i) shall be decreased by the amount in excess of $2,000,000.

(c)Closing Statement.  As soon as practicable, but not later than sixty (60) days following the Closing Date, Buyer shall prepare in good faith and deliver to Seller a statement (the “Closing Statement”) setting forth a calculation of Net Working Capital and Cash, in each case, along with reasonable supporting detail to evidence the calculation of such amount.    The Closing Statement and all calculations therein shall be determined as of 12:01 a.m. Eastern time on the Closing Date.

(d)Reasonable Access.  Upon receipt of the Closing Statement and prior to the delivery of a Protest Notice, if any, Seller and its Representatives shall be given reasonable access, upon prior reasonable written request, during regular business hours,  to the Books and Records of the Acquired Companies and the work papers, trial balances and other materials relating to the preparation of the Closing Statement and Buyer shall cause the personnel of the Acquired Companies to reasonably cooperate with Seller for the purpose of enabling Seller to calculate, and to review Buyer’s calculation of Net Working Capital and Cash.

(e)Protest Notice.  Within thirty (30) days following delivery of the Closing Statement, Seller may deliver written notice (the “Protest Notice”)  to Buyer of any disagreement that Seller may have as to the Closing Statement setting forth in reasonable detail each item and amount(s) in dispute, along with reasonable detail of the basis therefor, including reasonable supporting documentation, schedules, and calculations enabling Buyer to calculate and review Seller’s calculation of Net Working Capital and Cash. If Seller fails to deliver a Protest Notice on or before the date which is sixty (60) days following delivery of the Closing Statement (or applicable later date if such period is tolled), the Net Working Capital and Cash, as set forth on the Closing Statement shall be final, binding and non-appealable by Seller. In addition, any item of Net Working Capital and Cash not disputed in the Protest Notice shall be final, binding and non-appealable by Seller.

(f)Resolution of Protest.  If a Protest Notice is timely delivered in accordance with Section 2.5(e), Seller and Buyer shall promptly endeavor in good faith to resolve any disagreement as to the Closing Statement.  If Buyer and Seller are unable to resolve in writing any disagreement as to the Closing Statement within thirty (30) days following Buyer’s receipt of the Protest Notice, then the amounts set forth in the Protest Notice remaining in dispute will be promptly referred to Ernst & Young

LLP (or such independent accounting or financial consulting firm of recognized national standing as may be mutually selected by Buyer and Seller)  (the “Accountants”) for final arbitration, which arbitration shall be completed within thirty (30) days after the matter is submitted to the Accountants, and which arbitration shall be final, binding and non-appealable by Buyer and Seller.  The Accountants shall act as an arbitrator to determine, based solely on presentations and submissions by Buyer and Seller (which presentations and submissions shall be made to the Accountants no later than fifteen (15) days after the engagement of the Accountants), and not by independent review, only those amounts set forth in the Protest Notice still in dispute, in each case, in accordance with the definitions of Net Working Capital and Cash set forth herein. The Accountants’ determination shall be made within thirty (30) days of its engagement, shall be set forth in a written statement, which includes the basis for its determination on each of the disputed items set forth in the Protest Notice, delivered to Buyer and Seller and shall be final, binding and conclusive. In resolving any disagreement, the Accountants shall not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party, as set forth on the Closing Statement and Protest Notice.  The Closing Statement shall be modified if necessary to reflect such determination by the Accountant. Buyer and Seller agree to execute, if requested by the Accountants, a reasonable engagement letter. The fees and expenses of the Accountants shall be allocated between Buyer and Seller (as determined by the Accountants) so that Seller’s share of such fees and expenses shall be equal to the product of (i) the aggregate amount of such fees and expenses, and (ii) a fraction, the numerator of which is the amount in dispute that is ultimately unsuccessfully disputed by Seller (as determined by the Accountant) and the denominator of which is the total amount in dispute submitted to arbitration.  The balance of such fees and expenses shall be paid by Buyer.  The parties agree that the purpose of the adjustment contemplated by this Section 2.5 with respect to Net Working Capital and Cash is to measure the amount of changes in Net Working Capital and Cash in accordance with GAAP, consistently applied, and using the same accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the Audited Balance Sheet and the Example Net Working Calculation. The term “Final Closing Statement,” as used in this Agreement, shall mean the Closing Statement if deemed final in accordance with Section 2.5(e) or the definitive Closing Statement agreed to in writing by Seller and Buyer or resulting from the determinations made by the Accountants in accordance with this Section 2.5(f).

(g)Payment.  Within five (5) days of the determination of the Final Closing Statement:

(i)if the sum of the Estimated Net Working Capital and Estimated Cash (provided that in no event shall the Estimated Cash exceed the Maximum Cash Amount) is greater than the sum of the Net Working Capital and Cash set forth on the Final Closing Statement, Seller shall pay to Buyer such difference as follows: first to the extent there was an increase under Section 2.4(b)(i),  by wire transfer of immediately available funds to an account designated by Buyer up to an amount equal to such increase; second, if applicable, by decreasing the Deferred Payment Amount by up to an aggregate of $2,000,000 (including, if applicable, any decrease pursuant to Section 2.4(b)(i)); and third by wire transfer of immediately available funds to an account designated by Buyer; or

(ii)if the sum of the Estimated Net Working Capital and Estimated Cash (provided that in no event shall the Estimated Cash exceed the Maximum Cash Amount) is less than the sum of the Net Working Capital and Cash set forth on the Final Closing Statement, then Buyer shall pay to Seller such difference as follows: first to the extent there was an decrease in the Deferred Payment Amount under Section 2.4(b)(i), by increasing the Deferred Payment Amount by up to an aggregate of $2,000,000  (provided, that in no event will the Deferred Payment Amount be increased pursuant to this to more than $25,000,000) and second by wire transfer of immediately available funds to an account designated by Seller.

(h)Exclusive Remedy.  Notwithstanding anything to the contrary contained herein, the process set forth in this Section 2.5 shall be the sole and exclusive remedy of the parties hereto for any disputes related to items required to be included or reflected in the calculation of Net Working Capital and/or Cash.

2.6Withholding.  Notwithstanding any other provision to this Agreement but subject to the remainder of this Section 2.6, Buyer, the Acquired Companies and any applicable paying agent shall be entitled to deduct and withhold from any payments under this Agreement, to any person such amounts that Buyer, the Acquired Companies or any applicable paying agent are required to deduct and withhold  under applicable Law  with respect to any such deliveries and payments under the Code or any provision of state, local, provincial or foreign Tax Law (including the employee portion of all payroll Taxes);  provided,  however, that Buyer shall act in good faith to provide Seller with written notice prior to Buyer deducting and withholding any amount from consideration otherwise payable under this Agreement.  To the extent that amounts are so withheld and timely and properly paid over to or deposited with the relevant Governmental Entity by Buyer, the Acquired Companies and any applicable paying agent in accordance with the foregoing, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding anything to the contrary in this Agreement, all compensatory amounts subject to payroll reporting and withholding payable pursuant to or as contemplated by this Agreement shall be promptly payable through the applicable payroll of the applicable Acquired Company in accordance with applicable payroll procedures.

Article III
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Seller Disclosure Schedules, Seller hereby represents and warrants to Buyer as follows:

3.1Existence and Power.

(a)Seller is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware.

(b)Each Acquired Company is a corporation, limited liability company or other form of entity (as applicable) duly formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation (as applicable), has all corporate, limited liability company or other form of entity (as applicable) power and authority required to own and lease its property and to carry on its business as presently conducted. Each Acquired Company is duly qualified to transact business as a foreign corporation, limited liability company or other form of entity (as applicable) and is in good standing as a foreign corporation, limited liability company or other form of entity (as applicable) authorized to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

3.2Authorization.    The execution, delivery, and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby (a) are within Seller’s corporate powers and (b) have been duly authorized by all necessary corporate action on the part of Seller.

3.3Enforceability.  This Agreement has been duly executed and delivered by Seller and constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable Law.

3.4Governmental and Third Party Authorizations.  Except as set forth on Schedule 3.4, and except for (a) applicable requirements under “blue sky” laws of various states and (b) assuming all filings required under the HSR Act are made and any waiting periods thereunder have expired or been terminated, no material consent, approval or authorization of, declaration to or filing or registration with, any Governmental Entity or any party to a Material Contract is required to be made or obtained in connection with the execution, delivery and performance by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby, except for such consents or approvals that would arise as a result of the business or activities in which Buyer is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Buyer.

3.5Noncontravention.  Except as set forth on Schedule 3.5 and except for (a) applicable requirements under “blue sky” laws of various states and (b) assuming all filings required under the HSR Act are made and any waiting periods thereunder have expired or been terminated, the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, will not (i) violate the Organizational Documents of Seller or any Acquired Company, (ii) violate any Law applicable to Seller or any Acquired Company, (iii) constitute a material default, or give rise to termination, or cancellation under any Material Contract binding upon any Acquired Company, or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of any Acquired Company,  except in each case for such violations, defaults or impositions that arise as a result of the business or activities in which Buyer is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Buyer.

3.6Title to Purchased Equity Interests; Capitalization; Subsidiaries.

(a)(i) The authorized capital stock of NetQuote consists of 1,000 shares of common stock, of which 1,000 shares are issued and outstanding as of the date of this Agreement, and (ii) the authorized limited liability company interests of IQ Holdings consists of 100 limited liability company interests, of which 100 interests are issued and outstanding as of the date of this Agreement. Except as set forth in Schedule 3.6(a), Seller owns beneficially and of record all of the Purchased Equity Interests, free and clear of all Liens, and Seller has full right, power and authority to transfer such Purchased Equity Interests to Buyer, free and clear of any Liens. None of the Acquired Companies have violated any preemptive or other similar rights of any Person in connection with the issuance, repurchase or redemption of any of the Purchased Equity Interests or other securities.

(b)All of the Purchased Equity Interests have been validly issued and in the case of an Acquired Company that is a corporation such Purchased Equity Interests are fully paid and nonasessable.  Except as set forth in Schedule 3.6(b), (i) there are no agreements restricting the transfer of, or affecting the rights of any holder of, the Purchased Equity Interests, there are no pre-emptive rights on the part of any holder of any Equity Securities of any Acquired Company, (ii) there are no outstanding options, warrants, rights, phantom equity or other securities convertible into or exchangeable or exercisable for the Purchased Equity Interests, or other agreements or commitments of any kind obligating any Acquired Company, contingently or otherwise, to issue or sell either any Equity Securities of any Acquired Company or any securities or obligations convertible into, or exchangeable for, any Equity Securities of any Acquired Company, and (iii) there are no agreements of any kind which may obligate the Acquired Company to issue, purchase, redeem or otherwise acquire, or make any payments based on the value of, any of its capital stock.

(c)Schedule 3.6(c) sets forth each corporation, limited liability company, trust, partnership, joint venture or other entity in which any Acquired Company owns any stock, partnership interest, joint venture interest or other equity interest. The outstanding shares of capital stock of each of the Subsidiaries of NetQuote have been duly authorized and validly issued and are fully paid and nonassessable.  Except as set forth on Schedule 3.6(c),  NetQuote owns of record and beneficially all the issued and outstanding shares of capital stock of such Subsidiaries free and clear of any Liens other than Permitted Liens.  Except as set forth on Schedule 3.6(c), there are no outstanding options, warrants, rights, phantom equity or other securities exercisable or exchangeable for any capital stock of such Subsidiaries, any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, or for the repurchase or redemption of shares of such Subsidiaries’ capital stock, or any agreements of any kind which may obligate any Subsidiary of the Acquired Companies to issue, purchase, register for sale, redeem or otherwise acquire, or make any payments based on the value of, any of its capital stock.

3.7Financial Statements.

(a)Schedule 3.7(a) contains copies of the following financial statements (collectively, the “Financial Statements”):

(i)The audited consolidated balance sheets of NetQuote and its Subsidiaries, as of December 31, 2014 (the “Audited Balance Sheet” and such date, the “Audited Balance Sheet Date”)  and December 31, 2013, and the related consolidated statements of comprehensive  income, stockholder’s  equity and cash flows for the periods then ended;

(ii)The unaudited consolidated balance sheet of NetQuote and its Subsidiaries,  as of September 30, 2015 (the “Most Recent Balance Sheet” and such date, the “Balance Sheet Date”) and the related consolidated statements of comprehensive income and cash flows for the nine-month period then ended; and

(iii)The unaudited balance sheet of IQ Holdings as of the Balance Sheet Date (the “IQ Balance Sheet”).

(b)Each of the Financial Statements referred to in Sections 3.7(a)(i) and 3.7(a)(ii) presents fairly, in all material respects, the financial position of NetQuote and its Subsidiaries at the dates thereof and the results of operations and cash flows of NetQuote and its Subsidiaries for the periods then ended, as applicable, in accordance with GAAP, except (i) as may be stated in the notes thereto, (ii) that the unaudited Financial Statements are subject to year-end adjustments and lack the footnote disclosure otherwise required by GAAP and (iii) as set forth on Schedule 3.7(b).    The Financial Statement referred to in Section 3.7(a)(iii) presents fairly, in all material respects, the financial position of IQ Holdings at the date thereof in accordance with GAAP, except (i) as may be stated in the notes thereto, (ii) that the unaudited Financial Statements are subject to year-end adjustments and lack the footnote disclosure otherwise required by GAAP and (iii) as set forth on Schedule 3.7(b).

(c)Except as set forth on Schedule 3.7(c), there are no Liabilities of the Acquired Companies that would be required to be reflected or reserved for on a balance sheet of the Acquired Companies prepared in accordance with GAAP, except for Liabilities (i) reflected or reserved for on the Financial Statements or disclosed in the notes thereto or (ii) that have arisen since the date of the Most Recent Balance Sheet in the ordinary course of the operation of business of any Acquired Company consistent with past practice since (none of which results from or relates to any breach or violation of, or default under, a Contract or Law).

(d)The Acquired Companies have no Liabilities in respect of Indebtedness except as set forth on Schedule 3.7(d).  For each item of Indebtedness, Schedule 3.7(d) correctly sets forth the debtor and the Contracts governing the Indebtedness.  Except as set forth on Schedule 3.7(d), none of the Acquired Companies has any Liability in respect of a guarantee of any Indebtedness or other Liability of any other Person (other than the Acquired Companies).

3.8Absence of Certain Changes.  Except as disclosed in Schedule 3.8, since the Balance Sheet Date (or, in the case of clause (b) below, since the Audited Balance Sheet Date):

(a)the Acquired Companies have conducted their business only in the ordinary course consistent with past practices;

(b)there has not been any change, event, or development that has had a Material Adverse Effect;

(c)no Acquired Company has sold, leased, transferred, or assigned any of its material assets, other than in the ordinary course of business consistent with past practice;

(d)no Acquired Company has cancelled, compromised, waived, or released any material right or claim;

(e)no Acquired Company has granted any material license or sublicense of any rights under or with respect to any Intellectual Property other than in the ordinary course of business consistent with past practice;

(f)no Acquired Company has made or authorized any change in any Organizational Document of any of Acquired Company;

(g)no Acquired Company has experienced any material damage, destruction, or loss or eminent domain taking (whether or not covered by insurance) with respect to any of its material assets or material assets of the Business;

(h)no Acquired Company nor Seller has (i) made any increase, whether conditionally or otherwise, in the compensation of any Service Provider, except any increase adopted in the ordinary course of business consistent with past practice in respect of the compensation of any non-officer Service Provider whose annual compensation does not exceed $150,000 after giving effect to such increase, or (ii) adopted any Benefit Plan or modified any Benefit Plan in any material respect, in each case, except as may be required by any Law or Contract;

(i)no Acquired Company nor Seller has hired, engaged or terminated the employment or engagement of any Service Provider who will earn annual base compensation in excess of $150,000;

(j)no Acquired Company nor Seller has negotiated, entered into, amended or extended any Contract with a labor union or other employee representative body covering any Service Provider;

(k)no Acquired Company has made, changed or revoked any material Tax election or adopted or changed any material method of Tax accounting, prepared any material Tax Returns in a manner that is inconsistent with past practice with respect to the treatment of items on such Tax Returns, entered into any ruling request, closing agreement or similar agreement with respect to Taxes, settled and/or compromised any Tax liability, or consented to any claim or assessment relating to Taxes or waived the statute of limitations for any such claim or assessment other than as the result of extending the due date of any Tax Return, to the extent that any such action could reasonably be expected to increase the Tax liability of any Acquired Company in any Tax period (or portion thereof) beginning after the Closing Date;

(l)no Acquired Company has agreed, whether in writing or otherwise, to do any of the foregoing; and

(m)there has not occurred any action or event that, had such action or event occurred after the date of this Agreement, would have breached any of the covenants set forth in Section 5.1 (other than Section 5.1(k)).

3.9Material Contracts.

(a)Schedule 3.9(a) contains a list as of the date hereof of each Contract pursuant to which any Acquired Company has any executory rights or obligations that:

(i)is for the purchase, sale, construction, repair or maintenance of inventory, raw materials, commodities, supplied, goods, products, equipment or other property, or for the furnishing or receipt of services, in each case, which (A) resulted in aggregate payments of $1,000,000 or more to or from an Acquired Company during the twelve month period ended June 30, 2015 and (B) cannot be terminated by such Acquired Company without penalty with less than one hundred eighty-one (181) days’ notice;

(ii)(A) creates, incurs, assumes or guarantees Indebtedness or (B) guarantees any Indebtedness of an Acquired Company by any other Person;

(iii)subjects any asset of the Acquired Companies to a Lien (other than a Permitted Lien);

(iv)is an agreement pursuant to which any Acquired Company leases, subleases, occupies or otherwise uses any real property (the “Real Property Leases”);

(v)creates a partnership, limited liability company, joint venture or similar agreement;

(vi)is an agreement with any Service Provider, other than (A) any employment letter that sets forth the terms of an at will employment arrangement, (B) a Benefit Plan or (C) any non-disclosure or assignment of intellectual property agreement;

(vii)restricts any Acquired Company or Affiliate thereof from (A) soliciting, hiring or engaging  any Person or the soliciting any customer) or (B) limits the freedom of any Acquired Company or Affiliate thereof to engage in any line of business or compete with any Person;

(viii)is with Seller (or any Affiliate thereof), on the one hand, and any Acquired Company, on the other hand, that will continue in effect after the Closing;

(ix)obligates any Acquired Company to incur any severance pay or compensation obligations that would become payable by reason of this Agreement or the transactions contemplated by this Agreement;

(x)provides for the employment or consultancy of any Person on a full-time, part-time, consulting or other basis or otherwise or provides compensation or other benefits to any officer, director, employee or consultant (other than a Benefit Plan, an at-will employment offer letter that does not provide for severance or double or single-trigger change-of-control payments or benefits, or any non-disclosure or assignment of intellectual property agreement in favor of Seller or an Acquired Company);

(xi)is an outstanding general or special power of attorney executed by or on behalf of an Acquired Company;

(xii)is a Contract under which an Acquired Company has advanced or loaned an amount to any of its Affiliates or employees other than in the ordinary course of business;

(xiii)provides for Liability to any investment bank, broker, financial advisor, finder or other similar Person (including an obligation to pay any legal, accounting, brokerage, finder’s, or similar fees or expenses) in connection with this Agreement or the transactions contemplated by this Agreement;

(xiv)relates to the acquisition or disposition of (A) any business (whether by merger, sale of capital stock, sale of assets or otherwise), which such acquisition was consummated after January 1, 2013 or (B) any material Asset (other than sales of inventory or obsolete equipment in the ordinary course of business), which such acquisition was consummated after January 1, 2013; or

(xv)is a collective bargaining agreement or other Contract with any labor union or other employee representative body covering any Service Provider.

(b)Seller has made available to Buyer a true and correct copy of each written Material Contract in effect as of the date hereof. Except as disclosed in Schedule 3.9(b), each Material Contract is (i) in full force and effect (other than Material Contracts that expire or are terminated in accordance with their terms after the date hereof) and represents the legal, valid, binding, and enforceable obligations of the applicable Acquired Company party thereto and, to the knowledge of any Acquired Company, represents the legal, valid, binding, and enforceable obligations of the other parties thereto and, will continue to be so enforceable and in full force and effect on identical terms immediately following consummation of the transactions contemplated by this Agreement, (ii) none of the Acquired Companies is in default under or in breach of, or in receipt of any written notice of any default or breach under, any Material Contract in any material respect, and (iii) except as set forth in Schedule 3.9(b), to Seller’s Knowledge, the other party or parties to each Material Contract are not in default of the terms of such Material Contract.

3.10Suits.   Except as set forth on Schedule 3.10, there are no, nor for the past three (3) years has there been, any Suits pending or, to Seller’s Knowledge, threatened against any Acquired Company or against Seller with respect to any Service Provider.  Except as disclosed on Schedule 3.10, there are no, nor for the past three (3) years has there been, Orders to which any Acquired Company is subject or to which Seller is subject with respect to any Service Provider.  There are no, and during the past three (3) years there have been no, Suits pending or, to Seller’s Knowledge, threatened against any director or officer of any Acquired Company in their capacities as such.

3.11Compliance with Laws; Permits.  None of the Acquired Companies is, nor for the past three (3) years has been, in violation in any material respect of any Law to which it is subject or any Permit necessary for the ownership of its assets or the operation of its business.  Except as set forth on Schedule 3.11, for the past three (3) years, neither Seller nor any of the Acquired Companies has received written notice from any Governmental Entity of any violation or alleged violation by it of any Law or

Order to which it is subject with regard to any Acquired Company, or any Permit necessary for the ownership of an Acquired Company’s assets or the operation of an Acquired Company’s business which remains unresolved.  Schedule 3.11 contains a list, as of the date hereof, of all material Permits currently held any Acquired Company.

3.12Tangible Personal Property.  An Acquired Company has good and marketable title to or, in the case of leased property, has valid leasehold interests in, all tangible personal property (including all fixtures, leasehold improvements, equipment, office, operating and other supplies and furniture) material to the Business, free and clear of all Liens other than Permitted Liens.

3.13Intellectual Property.

(a)Schedule 3.13(a) contains a list as of the date hereof (specifying the owner thereof and the registration or application number if applicable) of all registered patents, trademarks and copyrights owned by any Acquired Company, and all pending applications therefor (collectively, “Registered Intellectual Property”) and material software owned by any Acquired Company. Each item included in the Registered Intellectual Property is, to Seller’s  Knowledge, valid and enforceable. Except as otherwise set forth on Schedule 3.13(a), none of the Registered Intellectual Property has been cancelled, abandoned or adjudicated invalid or unenforceable, and all renewals and maintenance fees in respect of the Registered Intellectual Property which were due prior to the date hereof have been duly paid. The Acquired Companies own all right, title and interest in and to the Registered Intellectual Property free and clear of all Liens other than Permitted Liens.

(b)Schedule 3.13(b) contains a list as of the date hereof of all agreements pursuant to which Intellectual Property is (i) licensed to any Acquired Company (excluding generally commercially available, off the shelf software programs licensed pursuant to shrink-wrap or “click to accept” agreements), or (ii) licensed by any Acquired Company to any third party (excluding non-exclusive licenses granted in the ordinary course of business). The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any of the Acquired Companies’ rights in any Intellectual Property material to the Business and will not result in the breach of, or create on behalf of any third party, the right to terminate or modify any license, sublicense or other agreement as to which any of the Acquired Companies is a party and pursuant to which any of the Acquired Companies is authorized to license or use any third party Intellectual Property that is material to the Business.

(c)The Acquired Companies own or have the right to use pursuant to license, sublicense, agreement or permission, all Intellectual Property used in and material to the operation of the Business. Except as set forth on Schedule 3.13(c), to Seller’s Knowledge, (i) none of the Acquired Companies have, in the past three (3) years, infringed, misappropriated or otherwise violated the Intellectual Property of any other Person;  (ii) none of the Acquired Companies have received, in the past three (3) years, any written charge, complaint, claim, demand, or notice alleging interference, infringement, dilution, misappropriation, or violation of the Intellectual Property rights of any Person (including any invitation to license or request or demand to refrain from using any Intellectual Property right of any Person in connection with the conduct of the Acquired Companies’ business); and (iii) none of the Acquired Companies has agreed to or has a contractual obligation to indemnify any Person for or against any interference, infringement, dilution, misappropriation, or violation with respect to any rights in Intellectual Property.

(d)Confidentiality and Invention Assignments.  The Acquired Companies have maintained commercially reasonable practices to protect the confidentiality of the Acquired Companies’ confidential information and trade secrets. The Acquired Companies have a policy requiring all employees and other Persons with access to any of the Acquired Companies’ confidential information to execute enforceable Contracts requiring them to maintain the confidentiality of such information and use such information only for the benefit of the Acquired Companies. All current and former employees and contractors of the Acquired Companies who contributed to material Intellectual Property owned or purported to be owned by the Acquired Companies that is incorporated in any product or service of the Acquired Companies have executed enforceable Contracts that assign to one of the Acquired Companies all of such Person’s respective ownership rights in and to such contributions.

(e)Open Source Software.  Except as disclosed on Schedule 3.13(e), to Seller’s Knowledge, none of software owned by the Acquired Companies that is distributed to customers or affiliates of the Acquired Companies (the “Distributed Software”) is subject to any Contract that would require the Acquired Companies to publicly disclose any source code that is part of the Distributed Software or to permit the public distribution or redistribution of Distributed Software or any part thereof at no charge.

(f)Privacy and Data Security.

(i)The Acquired Companies’ Data Handling practices are in compliance with all applicable Laws and are, in any event, commercially reasonable.   The Acquired Companies maintain, and during the past three (3) years have maintained, policies and procedures, which are regularly and consistently followed in the conduct of the Business, regarding Data Handling and maintain administrative, technical, and physical safeguards, in each case, that are commercially reasonable and, in any event, in compliance with all applicable Laws.   During the past three (3) years, to Seller’s knowledge, (i) no Sensitive Data handled by the Acquired Companies has been lost, inappropriately accessed, misappropriated or misused in a manner that violates, in any material respect, any privacy policy, terms of use or Material Contract or applicable Law relating to the use, dissemination, or transfer of any Sensitive Data used by the Acquired Companies, (ii) there have been no breaches of or lapses in the security of any information systems or facilities of the Acquired Companies that compromised or reasonably was suspected of compromising Sensitive Data, and (iii) the Acquired Companies’ information systems have not experienced any material unpermitted intrusions or been adversely affected by any denial-of-service attacks that compromised or presented a reasonable risk of compromise of Sensitive Data.

(ii)During the past three (3) years, the Acquired Companies have not, and to the Seller’s Knowledge, no service provider to the Acquired Companies handling Sensitive Data of any of the Acquired Companies has, notified or been required under applicable Law to notify, (i) any Acquired Companies’ employee, customer or any other Person, in connection with the Acquired Companies’ business, of any information security breach involving such employee’s, customer’s or other Person’s Sensitive Data or (ii) any Governmental Entity in relation to any of the foregoing.  The consummation of the transactions contemplated by this Agreement will not violate any privacy policy, terms of use or Material Contract or applicable Law relating to the use, dissemination, or transfer of any Sensitive Data used by the Acquired Companies.

3.14Insurance.  Schedule 3.14 sets forth a list as of the date hereof of each material insurance policy currently in effect to which an Acquired Company is a party or a named insured.  With respect to each such insurance policy, except as set forth on Schedule 3.14:  (i) the policy is valid and binding; (ii) all premiums with respect thereto covering all current periods have been paid to the extent due; and (iii) no written notice of cancellation has been received with respect to such policy.

3.15Real Property.  No Acquired Company owns or has any obligation to purchase any real property.  Schedule 3.15 contains a list of each parcel of real property leased under the Real Property Leases (the “Real Property”). The Real Property constitutes all of the real property occupied or operated by any Acquired Company.  To Seller’s Knowledge, no portion of the Real Property is subject to any pending or threatened condemnation or other similar proceeding by any Governmental Entity.  Except as disclosed in Schedule 3.15, there are no Contracts to which any Acquired Company is a party granting to any third party the right of use or occupancy of any portion of the parcels of the Real Property.

3.16Employees.

(a)Schedule 3.16(a) hereto sets forth a list of all current Employees and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) employing or engaging entity; (iv) hire date; (v) current annual base compensation rate; (vii) target commission, bonus or other incentive-based compensation for 2015; and (ix) leave status (including anticipated return date).

(b)Except as set forth on Schedule 3.16, (i) none of the Acquired Companies has any labor strike, picketing, slowdown, lockout or stoppage pending or, to Seller’s Knowledge, threatened against such Acquired Company, and there have been no such troubles for the past three (3) years, (ii) no Employee is represented by a labor union or other employee representative body with respect to his or her employment with Seller or any Acquired Company, (iii) neither Seller nor any of the Acquired Companies is a party to, or otherwise subject to, any collective bargaining agreement or other Contract with a labor union or other employee representative body relating to any Employee, and no such Contract is being negotiated, (iv) to Seller’s Knowledge, no petition has been filed or proceedings instituted by or on behalf of any current or former Employee or group of current or former Employees with any labor relations board or other Governmental Entity seeking recognition of a bargaining representative with respect to their employment with Seller or an Acquired Company, and (v) to Seller’s Knowledge, there is no effort being made or threatened by, or on behalf of, any labor union or other employee representative body to organize any Employee or group of Employees with respect to their employment with Seller or any Acquired Company.

(c)As of the date hereof, to Seller’s Knowledge, no current executive Employee has given written notice of termination of employment within the twelve (12) month period following the date hereof.    No Employee is employed under a non-immigrant work visa or other work authorization that is limited in duration.

(d)With respect to the Service Providers, Seller and the Acquired Companies are, and for the past three (3) years have been, in material compliance with all applicable Laws respecting employment and employment practices and terms and conditions of employment.    During the past three (3) years, no Acquired Company has incurred any material liability arising from the misclassification of Service Providers as consultants or independent contractors and/or from the misclassification of Service Providers as exempt from the requirements of the Fair Labor Standards Act or applicable state Law.

(e)For the past three (3) years, (i) there has been no Suit pending (or, to Seller’s Knowledge, threatened) by or before any Governmental Entity with respect to Seller or any Acquired Company concerning employment-related matters involving any Service Provider; and (ii) no current or former applicant or Service Provider has brought any Suit (or, to Seller’s Knowledge, has threatened to bring any Suit) against or affecting Seller or any of the Acquired Companies.

3.17Benefit Matters.

(a)Benefit Plans Generally.  Schedule 3.17(a) attached hereto contains a list as of the date hereof of all Benefit Plans, but excluding normal payroll practices, including the continuation of regular wage payments on account of vacation, holiday, jury duty or other like absence.

(b)Multiemployer Plans.  None of the Acquired Companies or any entity, trade, or business that would be treated as a single employer with any Acquired Company at any relevant time under Section 414 of the Code (each, an “ERISA Affiliate”) is, or in the past six  (6) years was, a participant in or otherwise contributed to or was required to contribute to any “multiemployer plan” (within the meaning of Section 3(37) of ERISA), a “multiple employer plan” (within the meaning of Section 413 of the Code) or a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(c)Pension Plans.  None of the Acquired Companies nor any ERISA Affiliate thereof has any unsatisfied liability or would reasonably be expected to have any liability, contingent or otherwise, with respect to any pension plan (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code.

(d)Qualified Plans.  With respect to each Employee Plan intended to qualify under Section 401(a) of the Code, such Employee Plan has received a determination letter or opinion letter from the Internal Revenue Service (the “IRS”) upon which it may rely stating that the form of such plan is so qualified, or a request for such determination or opinion is currently pending with the IRS, and such request was timely filed.  To Seller’s Knowledge, no event has occurred that could reasonably be expected to result in the revocation or non-issuance of such letter.

(e)Compliance.  Except as set forth on Schedule 3.17(e), each Benefit Plan complies in all material respects with its terms and all applicable Laws, including ERISA and the Code, as applicable.

(f)Contributions.  Except as set forth on Schedule 3.17(f), to Seller’s Knowledge, an Acquired Company has made or properly accrued all payments and contributions to all Benefit Plans on a timely basis as required by the terms of each such Benefit Plan (and any insurance contract funding such plan) and any applicable Law.

(g)Prohibited Transactions.  Except as set forth on Schedule 3.17(g), (i) except as would not result in material liability to any Acquired Company, no nonexempt “prohibited transactions” as such term is defined in Section 406 of ERISA or Section 4975 of the Code have occurred with respect to any Benefit Plan, and (ii) none of the Acquired Companies has material Tax liability under Section 4975 of the Code.

(h)Suits.  Except as required by applicable Law, and except as would not result in material liability to any Acquired Company, no Benefit Plan, nor any trust which serves as a funding medium for any such Benefit Plan is, to Seller’s Knowledge, currently under examination by the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any court or other Governmental Entity, other than applications for determinations pending with the IRS.  With respect to each Benefit Plan, there are no material existing (or, to Seller’s Knowledge, threatened) Suits involving an Acquired Company.

(i)Post-Retirement Benefits.  Except as set forth on Schedule 3.17(i), no Benefit Plan provides post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits, except to the extent of the continuation coverage rules as provided under Sections 601 through 608 of ERISA (“COBRA”) or any other similar applicable Law at the sole expense of the participant.

(j)Documentation.  Seller has made available to Buyer correct and complete copies of the most recent IRS opinion or determination letter relating to any Benefit Plan that is a pension plan

(as defined in Section 3(2) of ERISA) which is intended to be qualified under Section 401(a) of the Code and (ii) the current summary plan description, if any is required by ERISA to be prepared and distributed to participants, for each Benefit Plan.

(k)Transaction Effects.  Except as set forth on Schedule 3.17(k), or as expressly provided in this Agreement, the execution, delivery and performance of this Agreement by the Acquired Companies and the consummation of the transactions contemplated by this Agreement will not (alone or together with any other event) (i) entitle any Service Provider to severance pay or any other payment under any Benefit Plan, (ii) result in any payment becoming due, accelerate the time of payment or vesting of benefits or increase the amount of compensation due to any Service Provider under any Benefit Plan, (iii) result in any forgiveness of indebtedness owed by any Service Provider to an Acquired Company, trigger any funding obligation under any Benefit Plan or impose any restrictions or limitations on any Acquired Company’s right to administer, amend or terminate any Benefit Plan, or (iv) reasonably be expected to result in “excess parachute payments” within the meaning of Section 280G(b) of the Code.  No person is entitled to receive any tax gross-up or other payment from an Acquired Company as a result of the imposition of the excise taxes required by Sections 409A or 4999 of the Code.

3.18Customers and Suppliers.  Schedule 3.18 sets forth a complete and accurate list of (a) the ten (10) largest customers of the Acquired Companies (measured by aggregate billings) during the twelve-month period ended as of the Balance Sheet Date, indicating the existing Contracts with each such customer and (b) the ten (10) largest suppliers of products or services (including, for the avoidance of doubt, any publishers) to the Acquired Companies (measured by the aggregate amount purchased by the Acquired Companies) during the twelve-month period end ended as of the Balance Sheet Date, indicating the Contracts with each such supplier.  Except as disclosed on Schedule 3.18, since the Audited Balance Sheet Date, none of such customers or suppliers (including, for the avoidance of doubt, any publishers) has cancelled, terminated or otherwise materially and adversely altered (including any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid, as the case may be) its relationship (taken as a whole) with the Acquired Companies or notified the Acquired Companies in writing of any intention to do any of the foregoing or otherwise threatened in writing to cancel, terminate or materially and adversely alter (including any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid as the case may be) its relationship (taken as a whole) with the Acquired Companies.

3.19Anti-Corruption, Sanctions and Money-Laundering.

(a)None of the Acquired Companies or, to Seller’s Knowledge, any of their respective representatives acting on behalf of the Acquired Companies has during the past three (3) years, in violation of applicable Law, provided or promised, whether directly or indirectly, anything of value (i) to or for the use or benefit of any officer, agent or employee of a governmental body, a candidate for government or political office, or an agent, officer, or employee of any entity owned by a government or governmental body (“Government Official”), (ii) to any other Person either as an advance or reimbursement for providing or agreeing to provide anything of value to any Government Official, or (iii) to any other Person, in order to obtain or retain business, or to secure any other improper business advantage, in each case of clauses (i)-(iii), in violation, in any material respect, of any applicable Law relating to bribery or corruption of any jurisdiction in which the Acquired Companies perform business, or of the United States, or of the United Kingdom, including without limitation, the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act of 2010, and where applicable, legislation enacted by member states and signatories implementing the OECD Convention Combating Bribery of Foreign Officials and other applicable Laws related to corruption or bribery.

(b)The operations of the Acquired Companies have been conducted at all times during the past three (3) years in material compliance with applicable financial recordkeeping and reporting requirements of the applicable money laundering-related Laws. The Acquired Companies are in compliance, in all material respects, with the U.S.A. Patriot Act of 2001.

(c)None of the Acquired Companies or, to Seller’s Knowledge, any of their respective representatives acting on behalf of the Acquired Companies is or has during the past three (3) years been a person that is: (i) subject to any sanctions; (ii) located in, incorporated under the Laws of, or organized under the Laws of a country that is subject to comprehensive OFAC sanctions, including Cuba, Iran, North Korea, North Sudan, or Syria; or (iii) otherwise a person with whom a national of the United States or a national of a member state of the European Union would be prohibited or restricted by Law from engaging in trade, business or other activities (a “Restricted Party”). The Acquired Companies are not making and have during the past three (3) years not made any sales or engaged in business activities with or for the benefit of any Restricted Party in violation of applicable Law in any material respect or in any other manner that would reasonably be expected to result in the Acquired Companies breaching or violating in any material respect any economic sanctions Laws administered, enacted, or enforced by any of (w) the United States government, including the Office of Foreign Assets Control (“OFAC”) within the U.S. Department of Treasury; (x) the European Union or its member states, including, without limitation, the United Kingdom; (y) the United Nations; and (z) the respective governmental institutions and agencies of any of the forgoing, including without limitation OFAC, the United States Department of State and Her Majesty’s Treasury.

3.20Related Party Transactions.  Except for (a) the matters disclosed on Schedule 3.20,  and (b)  the Excluded Names: no Seller or Affiliate of any Seller (other than the Acquired Companies) and no officer or director (or equivalent) of the Acquired Companies (or, to the Acquired Companies’ knowledge, any family member of any such Person who is an individual or any entity in which any such Person or any such family member thereof owns a material interest): (i) has any material interest in any material asset leased by the Acquired Companies or used in connection with the Business or (ii) has provided any material services to the Acquired Companies since the Audited Balance Sheet Date (other than in connection with employment by the Acquired Companies).

3.21Environmental Matters.    Except as set forth on Schedule 3.21, (a) each Acquired Company is, and have been during the past three (3) years, in material compliance with all applicable Environmental Laws, (b) no Acquired Company has received any written notice with respect to its business or Real Property from any Governmental Entity or other third party alleging that such Acquired Company is not in material compliance with any Environmental Law, and (c) to Seller’s Knowledge, there has been no “release” of a “hazardous substance,” as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq., in excess of a reportable quantity, on the Real Property occupied by an Acquired Company which release remains unresolved, and there has been no “release” of a “hazardous substance” at or on the Real Property Leases that requires remediation by any Acquired Company pursuant to any applicable Environmental Law. Except for the Real Property Leases, no Acquired Company has agreed in a Contract to become subject to any material obligation or liability of any other Person relating to any Environmental Laws.

3.22Taxes.  Except as set forth in Schedule 3.22,

(a)All income and other material Tax Returns required to be filed by or on behalf of each Acquired Company have been timely and duly filed with the appropriate taxing authorities, and all such Tax Returns are true, complete and correct in all material respects.  Each Acquired Company has fully paid, of has had paid on its behalf, all material Taxes owed by such Acquired Company (whether or not shown to be due on any Tax Return).

(b)Seller and each Acquired Company, as applicable, has withheld and paid over all material Taxes required to have been withheld and paid over to the appropriate taxing authorities in connection with amounts paid or owing to any Service Provider.

(c)There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of any Acquired Company.

(d)No audit, inquiry or other proceeding by any Governmental Entity is pending with respect to any Taxes due from any of the Acquired Companies.

(e)IQ Holdings has never filed an election pursuant to Treasury Regulation Section 301.7701 to be treated as an association taxable as a corporation.

(f)There are no Tax indemnification, allocation or sharing agreements (or similar agreements) under which any Acquired Company is liable for the Taxes of an entity except for (i) commercial agreements entered into in the ordinary course of business and not relating primarily to Taxes, or (ii) any such agreements that will terminate at or before the Closing.

(g)No Acquired Company, since December 31, 2013, has made, changed or revoked any material tax election, amended any Tax Return, adopted or changed any material Tax accounting method, entered into any closing agreement, settlement or compromise of any Tax liability or, other than as the result of extending the due date of any Tax Return, consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes which extension or waiver is still in effect.

(h)The Acquired Companies are in material compliance with all unclaimed property or escheat obligations arising prior to the Closing Date with respect to property or other assets held or owned by any Acquired Company.

(i)No Acquired Company will be required to include any material item of income in, or exclude a material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (a) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed by an Acquired Company prior to the Closing, (b) adjustment under Section 481 of the Code made by an Acquired Company before the Closing, and will not be required to make such an adjustment as a result of the purchase of the Purchased Equity Interests pursuant to this Agreement, (c) intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law), (d) installment sale or open transaction disposition made on or prior to the Closing Date, (e) any prepaid amount received on or prior to the Closing Date, or (f) election under Section 108(i) of the Code made by an Acquired Company prior to the Closing.

(j)No Acquired Company has entered into a “listed transaction” that has given rise to a disclosure obligation under Section 6011 of the Code and the Treasury Regulations promulgated thereunder and that has not been disclosed in the relevant Tax Return of the relevant Acquired Company.

(k)No Acquired Company has any liability for Taxes of another Person (other than any other Acquired Company) as a result of being a member of an affiliated, combined, consolidated or unitary group (other than any such group of which Seller or any of its Subsidiaries is the common parent), as a result of any Tax sharing or allocation agreement, arrangement or understanding, or as a result of being liable for another person’s Taxes as a transferee or successor, in each case, for any taxable period ending prior to the Closing Date.

3.23Brokers.  Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated, no investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of Seller or any Acquired Company who is entitled to any fee or commission from any Acquired Company in connection with the transactions contemplated by this Agreement.

Article IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

4.1Existence and Power.  Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware.

4.2Authorization.  The execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby (a) are within Buyer’s corporate powers and (b) have been duly authorized by all necessary corporate action on the part of Buyer.

4.3Enforceability.  This Agreement has been duly executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable Law.

4.4Governmental and Third Party Authorizations.  Except for (a) applicable requirements under “blue sky” laws of various states and (b) assuming all filings required under the HSR Act are made and any waiting periods thereunder have expired or been terminated, no material consent, approval or authorization of, declaration to or filing or registration with, any Governmental Entity or any other Person is required to be made or obtained by in connection with the execution, delivery and performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby, except for such consents or approvals the failure of which to obtain would not materially adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement or that would arise as a result of the business or activities in which Seller is or proposes to be engaged or as a result of any acts of omissions by, or the status of any facts pertaining to, Seller.

4.5Noncontravention.  Except as set forth on Schedule 4.5 and except for (a) applicable requirements under “blue sky” laws of various states and (b) assuming all filings required under the HSR Act are made and any waiting periods thereunder have expired or been terminated, the execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, will not (i) violate the Organizational Documents of Buyer, (ii) violate any Law applicable to Buyer, or (iii) constitute a default under, or give rise to termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled, under any contract, agreement or other instrument binding upon Buyer, except in each case for such violations, defaults or impositions that would not materially adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement.

4.6Brokers.  No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of Buyer who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

4.7Investment Representations.  Buyer is acquiring the Purchased Equity Interests for its own account and not with a view to distribution with the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.  Buyer acknowledges that it is relying on its own investigation and analysis in entering into the transactions contemplated hereby.  Buyer is knowledgeable about the industries in which the Acquired Companies operate and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time.  Buyer has been afforded access to the Books and Records, facilities and personnel of the Acquired Companies for purposes of conducting a due diligence investigation and has conducted a due diligence investigation of the Acquired Companies.

4.8Capacity to Close; Solvency.  Assuming that (a) the representations and warranties of Seller contained in Article III of this Agreement, or in any certificates delivered hereunder, are true and correct in all material respects (without regard to materiality, Material Adverse Effect, knowledge or similar qualifiers set forth therein), (b) that Seller performs and complies with its covenants, agreements and obligations hereunder and (c) that any estimates, projections or forecasts of Seller, in each case as supplemented by information provided to Buyer prior to the date of this Agreement, have been prepared in good faith based upon assumptions that were and continue to be reasonable, then immediately after giving effect to the transactions contemplated by this Agreement, to the knowledge of Buyer, based on information available as of the date of this Agreement, (i) at the Closing, the aggregate proceeds from the Debt Financing when funded in accordance with the Debt Commitment Letter will be sufficient to enable Buyer to make payment of the Closing Payment Amount and all other payments required hereunder and to consummate the transactions contemplated hereby; and (ii)(w) Buyer and each of the Acquired Companies will not be insolvent as defined in Section 101 of Title 11 of the United States Code, (x) Buyer and each of the Acquired Companies will not be left with insufficient capital, (y) neither Buyer nor any Acquired Company will have incurred debts beyond its ability to pay such debts as they mature and (z) the capital of Buyer and each of the Acquired Companies will not be impaired. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer or its Subsidiaries (including Seller and each Acquired Company).

4.9Financing.

(a)Commitment Letters.

(i)Buyer has delivered to Seller a true, accurate and complete copy of a fully executed equity commitment letter dated the date hereof, including all amendments, exhibits, attachments, appendices and schedules thereto as of the date hereof (the “Equity Commitment Letter”) from the Sponsor, relating to the commitment of the Sponsor, upon the terms and subject to the conditions set forth therein, to provide Buyer with equity financing in the amount set forth therein (such amount, the “Cash Equity” and such financing the “Equity Financing”) for the purpose of funding the transactions contemplated hereby.

(ii)Buyer has delivered to Seller a  true, accurate and complete copy of a  fully executed debt commitment letter dated the date hereof, including all amendments, exhibits, attachments, appendices and schedules thereto as of the date hereof (the “Debt Commitment Letters” and together with the Equity Commitment Letter, the “Commitment Letters”) from Midcap Financial Trust, Fifth Street Management LLC and NewStar Financial, Inc. (collectively with their respective affiliates (the “Lender”), relating to the commitment of the Lender, upon the terms and subject to the conditions set forth therein, to lend Buyer the amounts set forth therein (the “Debt Financing” and, together with the Equity Financing, the “Financing”) for the purpose of funding the transactions contemplated hereby.

(b)Guaranty.  Buyer has delivered to Seller a true, accurate and complete copy of a fully executed limited guaranty, including all amendments, exhibits, attachments, appendices and schedules thereto as of the date hereof (the “Sponsor Guaranty”), of the Sponsor in favor of Seller for the purpose of unconditionally guaranteeing the due and punctual payment to Seller of the Obligations upon the terms and subject to the conditions set forth therein.  The Sponsor Guaranty is in full force and effect and is a legal, valid, binding and enforceable obligation of the Sponsor except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable Law.

(c)Conditions Precedent; Contingencies.  Except as expressly set forth in the Commitment Letters, there are  no conditions precedent to the obligations of the counterparties thereto to provide the full amount of the Financing.  Other than as expressly set forth in the Commitment Letters, there are no other Contracts or other written undertakings between any of the providers of the Financing and/or their respective Affiliates, on the one hand, and Buyer and its Affiliates, on the other hand, with respect to the Financing (other than fee letters with the providers of the Debt Financing,  redacted copies of which has been provided to Seller).

(d)Sufficient Funds.  Assuming the conditions set forth in Section 8.1 are satisfied at Closing, the Financing, when funded in accordance with the Commitment Letters, shall provide Buyer with acquisition financing on the Closing Date that is sufficient to pay the aggregate consideration payable by Buyer on the Closing Date pursuant to Article II and the payment of all costs and expenses required to be paid by Buyer at the Closing.

(e)Validity.  As of the date hereof, each of the Commitment Letters (i) is in full force and effect and is a legal, valid, binding and enforceable obligation (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable Law) of Buyer and, to the knowledge of Buyer, each of the other respective parties thereto, as the case may be, and (ii) has not been withdrawn or terminated or otherwise amended or modified in any respect, and no amendment or modification thereof is contemplated.  Buyer has fully paid any and all commitment fees or other fees in connection with the Commitment Letters that are payable on or prior to the date hereof.  Assuming the accuracy of the representations and warranties of the Seller contained in this Agreement, as of the date hereof, neither Buyer, nor to the knowledge of Buyer, any other party to the Commitment Letters is in default or breach of any of the Commitment Letters.  Assuming the conditions set forth in Section 8.1 are satisfied at Closing, and in the absence of fraud committed by or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, as of the date hereof, Buyer has no reason to believe that the Financing will not be available to fund the aggregate consideration payable by Buyer on the Closing Date pursuant to Article II and the payment of all costs and expenses required to be paid by Buyer at the Closing.

(f)Obligations Not Conditioned on Financing.  In no event shall the receipt or availability of any funds or the Financing by Buyer or any Affiliate or any other financing be a condition to any of Buyer’s obligations under this Agreement.

Article V
COVENANTS OF SELLER

5.1Conduct of Business.  Except as set forth on Schedule 5.1, as contemplated by this Agreement or as Buyer may otherwise consent to in writing (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof through the Closing, Seller shall cause each Acquired Company to:

(a)conduct its business in the ordinary course consistent with past practices in all material respects;

(b)use commercially reasonable efforts consistent with past practices to preserve intact its business organization and material relationships with third parties (including lessors, licensors, suppliers, distributors and customers) and employees;

(c)from 12:01 a.m. Eastern time on the Closing Date until the Closing, not to pay any dividend or distribution or pay any Transaction Expenses or repay any outstanding Indebtedness;

(d)not permit any of its material assets to become subject to a Lien (other than a Permitted Lien) or sell, lease, transfer, or assign any of its material assets, other than in the ordinary course of business consistent with past practice;

(e)not cancel, compromise, waive, or release any material right or claim, other than in the ordinary course of business consistent with past practice;

(f)not grant any material license or sublicense of any rights under or with respect to any Intellectual Property other than in the ordinary course of business consistent with past practice;

(g)not make or authorize any material change in any Organizational Document of any Acquired Company; or effect any split, combination, reclassification or similar action with respect to any Acquired Company’s capital stock or other equity interests or adopt or carry out any plan of complete or partial liquidation or dissolution of any Acquired Company;

(h)not issue, sell, or otherwise dispose of any of its Equity Securities, or grant any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its Equity Securities; or (A) make any declaration or payment of, or set aside funds for, any dividend or other distribution with respect to any of its capital stock or other equity interests (other than cash dividends and cash distributions); or (B) repurchase, redeem, or otherwise acquire or cancel any of its capital stock or other equity interests;

(i)not (i) make any increase, whether conditionally or otherwise, in the compensation of any Service Providers, except (x) any increase adopted in the ordinary course of business consistent with past practice in respect of the compensation of any non-officer Service Provider whose annual compensation does not exceed $150,000 after giving effect to such increase, (y) as required by Contract specifically disclosed to Buyer as of the date hereof on the Seller Disclosure Schedules, and (z) any non-material increase to the benefits provided to any Service Provider or (ii) adopt any Benefit Plan or modify any Benefit Plan in any material respect, in each case, except as may be required by any Law or Contract;

(j)not make, change or revoke any material Tax election, amend any Tax Return, adopt or change any material Tax accounting method, enter into any closing agreement, settlement or compromise of any Tax liability or, other than as the result of extending the due date of any Tax Return, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(k)not terminate any Material Contract (other than upon any expiration of the term of any Material Contract), materially amend any Material Contract or enter into any Contract that would be a Material Contract if such Contract was in effect on the date hereof, in each case, other than (except with respect to any Material Contract described in Section 3.9(a)(xv)) in the ordinary course of business consistent with past practice;

(l)become liable in respect of any guarantee or incur, assume or otherwise become liable in respect of any Indebtedness; or repay, prepay or otherwise discharge or satisfy any Indebtedness or other material Liabilities, other than in the ordinary course of business consistent with past practice;

(m)not affirmatively waive, cancel or assign any claims or rights with a value in excess of $100,000, other than in the ordinary course of business consistent with past practice;

(n)not (A) merge or consolidate with any Person; (B) acquire any material assets, except for acquisitions of assets in the ordinary course of business consistent with past practice; or (C) make any loan, advance or capital contribution to, acquire any equity interests in, or otherwise make any investment in, any Person (other than loans and advances to employees in the ordinary course of business consistent with past practice in an aggregate amount at any one time outstanding of not more than  $500,000, and other than loans or advances to, or investments in, the Acquired Companies existing on the date of this Agreement that are made in the ordinary course of business consistent with past practice);

(o)(i) not make any material change in its methods of accounting or accounting practices (including with respect to reserves), (ii) not make any material change in its pricing policies, payment or credit practices, (iii) fail to pay any creditor any material amount owed to such creditor when due or (iv) grant any extensions of credit other than, in the case of clauses (ii), (iii) and (iv), in the ordinary course of business consistent with past practice;

(p)not settle, agree to settle, waive or otherwise compromise any pending or threatened Actions (A) involving potential payments by or to any of the Acquired Companies of more than $100,000 in aggregate, (B) that admit material liability or consent to material non-monetary relief, or (C) that otherwise are or would reasonably be expected to be material to the Acquired Companies, taken as a whole, or the Business; or

(q)not agree, whether in writing or otherwise, or enter into any Contract to do any of the things referred to elsewhere in this Section 5.1.

5.2Assistance with Financing.

(a)Prior to the Closing, Seller shall use commercially reasonable efforts to provide, and shall cause each Acquired Company, and shall use commercially reasonable efforts to cause each Representative of Seller and each Acquired Company, to use commercially reasonable efforts to provide, cooperation in connection with the arrangement of the financing contemplated by the Debt Commitment Letter (including any Alternative Financing) as may be reasonably requested by Buyer, including using commercially reasonable efforts with respect to (a) participation on a timely basis in a reasonable number of meetings and due diligence, lender, investor, rating agency and other presentations, (b) furnishing Buyer and its financing sources with (x) the historical financial statements regarding the Business necessary to satisfy the conditions set forth in paragraph 5 of Annex II of the Debt Commitment Letter (or the analogous provision in any Alternative Financing), and (y) such other pertinent financial and other information as Buyer or its financing sources shall reasonably request in order to consummate the Debt Financing or as is customary for the arrangement of loans contemplated by the Debt Financing, (c) reasonably assisting the Buyer and its financing sources in (1) the preparation of offering documents, private placement memoranda, bank information memoranda and similar documents in connection with any portion of such financing, (2) the preparation of materials for due diligence, lender, investor, rating agency and other presentations, and (3) the compliance with the reasonable requirements of rating agencies, (d) reasonably cooperating with the marketing efforts of Buyer and its financing sources for any portion of such financing, (e) reasonably facilitating the pledging of collateral (subject to the occurrence of the Closing), including cooperating with the efforts of Buyer to obtain appraisals, financial analyses, surveys, environmental assessments, third party consents and estoppels, mortgage financeability and title insurance, (f) reasonably cooperating with the efforts of Buyer and its financing sources to ensure that any syndication efforts benefit from the existing lending and investment banking relationships of the Acquired Companies, (g) taking such actions reasonably requested by Buyer or any such financing source to satisfy any requirements necessary to consummate such financing and otherwise reasonably assisting and cooperating with the satisfaction of the conditions to such financing, (h) entering into one or more credit or other financing-related agreements and executing any certificates or other documents on terms satisfactory to Buyer on behalf of Buyer or an Acquired Company in connection with such financing (so long as such documents would not have any effect in the absence of a Closing), (i) taking all corporate actions, subject to the occurrence of the Closing, reasonably requested by Buyer to permit the consummation of such financing and the direct borrowing or incurrence of all of the proceeds of such financing at the Closing, (j) obtaining releases (together with customary release letters and certifications), of existing Liens, guarantees and obligations with respect to Indebtedness;  provided that any releases of Liens, guarantees and Indebtedness contained in all such agreements and documents shall be subject to the occurrence of the Closing, (k) providing customary authorization letters with respect to the bank information memoranda, and (l) furnishing all documentation and other information required by a Governmental Entity under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act of 2001, but, in each case, solely as relating to the Acquired Companies and that has been reasonably requested not less than five (5) days prior to the Closing; provided, that (x) Seller shall not be required to pay any commitment or similar fee in connection with such financing and (y) no Acquired Company shall be required to pay any commitment or similar fee in connection with such financing prior to the Closing.  The Seller hereby consents to use of each Acquired Company’s logos in connection with such financing; provided, that such logos are used solely in a manner that is not intended or reasonably likely to harm or disparage such Acquired Company, or its reputation, goodwill or marks.

(b)Notwithstanding anything to the contrary in this Agreement, none of Seller, the Acquired Companies or any Representative of any of the foregoing, shall be required to (i) provide or prepare pro forma financial information unless (A) Buyer provides such Person with information reasonably requested by such Person that is necessary to prepare such pro forma information and (B) such pro forma information is otherwise unavailable to the Buyer (in which case Seller shall use commercially reasonable efforts to provide such pro forma information), (ii) pay any commitment or other similar fee, (iii) provide Regulation S-X compliant financial statements, (iv) approve any document or other matter related to the Financing or incur any liability of any kind (or cause their Representatives to incur any liability of any kind) prior to the Closing, (v) enter into any agreement or commitment in connection with the Debt Financing (or any Alternative Financing) which would be effective prior to the Closing or provide any certification or opinion of Seller or any Acquired Company (other than customary authorization letters referred to in 5.2(a)(k)), (vi) provide any certificate, comfort letter or opinion of any of its Representatives (other than customary authorization letters referred to in Section 5.2(a)(k)), (vii) provide access to or disclose any information to Buyer or its Representatives to the extent such disclosure would jeopardize the attorney-client privilege, attorney work product protections or similar protections or violate any applicable Law or (viii) take any action that would (A) unreasonably interfere with the day-to-day operations of Seller or the Acquired Companies, (B) cause any representation, warranty or covenant in this Agreement or any Ancillary Document to be breached, (C) cause any director, manager, officer or employee of Seller or any Acquired Company to incur any personal liability, (D) conflict with any Law,

(E) change any fiscal period or (F) authorize any corporate action which would be effective prior to the Closing.

(c)Seller and the Acquired Companies will be deemed to be in compliance with this Section 5.2, and Buyer shall not allege that Seller or any Acquired Company is or has not been in compliance with this Section 5.2, unless Buyer provides prompt written notice of the alleged failure to comply, specifying in reasonable detail specific steps to cure such alleged failure in a commercially reasonable and practical manner consistent with this Section 5.2, which failure to comply has not been cured within five (5) Business Days from receipt of such written notice.  Notwithstanding anything to the contrary contained in this Agreement, the condition set forth in Section 8.1(b), as it applies to Seller’s obligations under this Section 5.2, shall be deemed satisfied if (i) Seller’s breach(es), if any, of its obligations under this Section 5.2 did not cause the failure of the Debt Financing to be obtained or (ii) Buyer does not have the right to terminate this Agreement pursuant to Section 8.4(b) as a result of any breaches of this Section 5.2 by any Seller.

5.3No Solicitation.  From the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with Article VIII,  Seller will not, and will cause the Acquired Companies and the directors, officers, employees, advisors, representatives, controlled Affiliates and agents of the Acquired Companies, to not, directly or indirectly, (i) negotiate, recommend, propose or enter into any agreement or any transaction involving a merger, consolidation, business combination, purchase or disposition of any assets of the Acquired Companies or any capital stock of the Acquired Companies other than the transactions contemplated by this Agreement (an “Acquisition Transaction”);  provided,  however, that an “Acquisition Transaction” shall exclude any such agreement or transaction involving all or any material portion the assets of Seller (other than the Acquired Companies) or all or any material portion of Seller’s capital stock after giving effect to the sale of the Acquired Companies pursuant to this Agreement (provided, that (x) Seller shall provide Buyer with prompt written notice (and in any event within one (1) Business Day) following the entry into of any such agreement or transaction and (y) for the avoidance of doubt, any such agreement or transaction shall not relieve Seller of its obligations hereunder), (ii) knowingly encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Acquired Companies in connection with a proposal for an Acquisition Transaction, or (iv) otherwise knowingly cooperate in any way with, or assist or participate in, or encourage, any effort or attempt by any other Person or entity to do or seek any of the foregoing.  Seller shall, and shall cause the Acquired Companies and their representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with any persons or entities (other than Buyer and its Affiliates) conducted heretofore with respect to any Acquisition Transaction.

5.4Access to Premises and Information.   From the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with Article VIII,  Seller shall, and shall cause the Acquired Companies to, permit Buyer, the prospective providers of the Debt Financing and their respective Representatives to have reasonable access (at reasonable times, during regular business hours, and upon reasonable notice) to all Representatives of the Acquired Companies and to all premises, properties, books, records (including Tax records), contracts, financial and operating data and other information and documents of, or pertaining to, the Acquired Companies or the Business, in any such case, to the extent reasonably required in connection with the consummation of the transactions contemplated hereby, and to make copies (at its own expense) of such books, records, contracts, data, information and documents as Buyer, the prospective providers of the Debt Financing or their respective Representatives may reasonably request;  provided,  however,  that neither Seller nor any Acquired Company or any of their Representatives are under any obligation to provide any such access, furnish any information, or otherwise disclose to Buyer, the prospective providers of the Debt Financing or any of their respective Representatives any information the disclosure of which, in Seller’s reasonable discretion upon the advice of outside legal counsel, would reasonably be likely to contravene any Contract or applicable Law or to compromise or otherwise jeopardize any applicable privilege (including the attorney-client privilege); provided,  further, that in the event that access is to be denied pursuant to this proviso, Seller shall notify Buyer and Seller and Buyer shall cooperate to implement commercially reasonable procedures designed to both allow for such examination and avoid such loss or impairment of privilege to the extent possible.

5.5Registered Intellectual Property.   For a period of two (2) years following the Closing, Seller shall transfer, contribute, assign and convey or cause to be transferred, contributed, assigned and conveyed to the Acquired Companies, all of the right, title and interest in and to all of the Registered Intellectual Property and any other Contracts or material assets primarily used in the Business, to the extent not currently held by any of the Acquired Companies, and, if applicable, shall record such transfer in the public record, including updating Internet domain name registrations (to reflect an Acquired Company as the “Registrant Organization” for each domain name included in the Registered Intellectual and to have an Acquired Company own the account from which changes to and renewals of such domain names can be made) and the filing of assignments with the U.S. Patent and Trademark Office and U.S. Copyright Office to reflect any Acquired Company as the record owner of each such item). In the event that, at any time on or within two (2) years after the Closing, Seller becomes aware that it has received or continues to possess any Registered Intellectual Property,  Contracts or other material assets primarily used in the Business, Seller shall notify Buyer and promptly transfer, contribute, assign or convey, or cause to be transferred, contributed, assigned or conveyed such Registered Intellectual Property,  Contracts or other assets to Buyer (or any Acquired Company or Person designated by Buyer) (the “Transferee”) and such Transferee shall accept, or cause to be accepted, such Registered Intellectual Property,  Contracts or other assets. Prior to any transfer required by this Section 5.5, the Seller shall hold such Registered Intellectual Property,  Contracts or other assets primarily used in the Business in trust for the benefit of Buyer.  Notwithstanding anything to the contrary in this Agreement, the remedies contemplated by Section 10.12(a) shall be the sole and exclusive remedy for any breach of this Section 5.5.

Article VI
COVENANTS OF BUYER

6.1Access to Books and Records.  Buyer shall maintain until the seventh (7th) anniversary of the Closing Date all Books and Records relating to any Acquired Company or any asset or liability of any Acquired Company prior to the Closing in the manner such Books and Records are maintained immediately prior to the Closing Date. After the Closing, Buyer shall provide Seller and its Representatives with reasonable access, upon prior reasonable written request, during regular business hours, to (i) the officers and employees of the Acquired Companies and (ii) the Books and Records, but, in each case, solely for a reasonable business purpose and only to the extent relating to the assets, liabilities or business of any Acquired Company prior to the Closing, and Seller and its Representatives shall have the right to make copies of such Books and Records at Seller’s sole cost; provided, however, that this Section 6.1 shall not apply to any Suits arising out of, or relating to, this Agreement or the transactions contemplated hereby.

6.2No Additional Representations.   Buyer acknowledges and agrees that none of Seller, the Acquired Companies, any of their Affiliates or any Representatives of any of the foregoing (a) has made or will be deemed to have made (and Buyer and its Affiliates have not relied on) any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Acquired Companies or their businesses or assets, or the transactions contemplated hereby except as expressly set forth in Article III, or in any certificates delivered hereunder, and qualified by the Seller

Disclosure Schedules, other than in the case of fraud committed by or on behalf of Seller in connection with the transactions contemplated hereby or (b) will have or be subject to any liability or obligation to Buyer or any other Person resulting from the distribution to Buyer or any of its Affiliates, or Buyer’s or any of its Affiliates’ use of, any such information, including the Confidential Information Memorandum prepared by Merrill Lynch, Pierce, Fenner & Smith Incorporated and any information, document or material made available to Buyer or its Affiliates or any of their Representatives in certain “data rooms” and online “data sites,” management presentations or any other form in connection with the transactions contemplated by this Agreement or otherwise.  In connection with Buyer’s and its Affiliates’ investigation of the Acquired Companies, Buyer and its Affiliates have received from or on behalf of the Acquired Companies certain projections, including projected statements of operating revenues and income from operations of the Acquired Companies and certain business plan information of the Acquired Companies.  Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Buyer and its Affiliates’ are familiar with such uncertainties, that Buyer and its Affiliates are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that Buyer and its Affiliates shall have no claim against Seller, the Acquired Companies, any of their Affiliates or any Representatives of any of the foregoing with respect thereto, other than to the extent any such information or materials described in this sentence are the subject of a representation or a warranty expressly set forth in Article III, or in any certificates delivered hereunder (and then only to the extent of such representation or warranty). Notwithstanding anything to the contrary set forth in this Section 6.2, elsewhere in this Agreement (including Section 8.5,  Article IX and Section 10.16) or otherwise, Buyer retains all of its rights and remedies with respect to claims based on fraud committed by or on behalf of Seller in connection with the transactions contemplated hereby.

6.3Efforts to Obtain Financing.

(a)Buyer shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary to obtain the Equity Financing at the Closing on the terms and conditions set forth in the Equity Commitment Letter, including to: (i) maintain the Equity Commitment Letter in effect, (ii) negotiate and enter into definitive agreements with respect thereto, (iii) comply with and perform the obligations applicable to it pursuant to such Equity Commitment Letter, (iv) subject to Section 10.12(b), draw down on and consummate the Equity Financing, including enforce its rights under the Equity Commitment Letter and cause the Sponsor to fund the Equity Financing at the Closing, and (v) subject to Section 10.12(b), satisfy on a timely basis all conditions applicable to it in such definitive agreements that are within its control.

(b)Buyer shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary to obtain the Debt Financing at the Closing on the terms and conditions set forth in the Debt Commitment Letter, including using its commercially reasonable efforts to:  (i) comply with and maintain the Debt Commitment Letter in effect, (ii) negotiate and enter into definitive agreements with respect thereto, (iii) comply with and perform the obligations applicable to it pursuant to such Debt Commitment Letter, (iv) draw down on and consummate the Debt Financing if the conditions to the availability of the Debt Financing have been satisfied or waived, and (v) satisfy on a timely basis all conditions applicable to it in such definitive agreements that are within its control.

(c)If at any time it becomes likely (as determined in the reasonable judgment of Buyer) that Buyer will be unable for any reason to consummate the Debt Financing contemplated by the Debt Commitment Letter or if any portion of the Debt Financing expires or terminates or otherwise becomes unavailable, Buyer shall use commercially reasonable efforts to arrange for, and obtain as promptly as practicable following any such event, alternative financing (“Alternative Financing”)  in an amount sufficient, when added to the portion of the Financing that is available, to consummate the transactions contemplated hereby and perform all of its obligations hereunder and, for the purposes of this Agreement, all references to the Debt Financing shall be deemed to include such Alternative Financing, all references to the Debt Commitment Letter shall include the applicable documents for the Alternative Financing and all references to the Lenders shall include the Persons providing or arranging the Alternative Financing;  provided, that Buyer shall be under no obligation to obtain alternative financing on terms which are in the aggregate less favorable to Buyer and its Affiliates (including the Sponsor) than the terms of the Debt Commitment Letter (as determined in the reasonable judgment of Buyer), it being understood that if Buyer enters into a commitment letter with respect to any Alternative Financing, Buyer shall be subject to the same obligations with respect to such Alternative Financing as set forth in this Agreement with respect to the Debt Financing.

(d)Buyer shall not replace, amend or waive any Commitment Letter or any provision thereof without Seller’s prior written consent if such replacement, amendment or waiver would, or would reasonably be expected to, when taken together with all such amendments, modifications waivers and replacements:  (i) delay or prevent the Closing, (ii) make the funding of the Financing (or satisfaction of the conditions to obtaining the Financing) less likely to occur, (iii) adversely impact the ability of Buyer to consummate the transactions contemplated by this Agreement to be consummated at the Closing, (iv) reduce (or would reasonably be expected to have the effect of reducing) the aggregate amount of the Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing) (unless such amount is replaced with any amount of new committed equity financing or one or more replacement debt facilities, or (v) impose new conditions precedent or adversely expand, amend or modify any of the existing conditions precedent to the receipt of the Financing.  Upon any permitted amendment, supplement, modification or replacement of any Commitment Letter (including with respect to any Alternative Financing) in accordance with this Section 6.3, the term “Commitment Letters” shall mean the Commitment Letters as so amended, supplemented, modified or replaced, and references to “Financing”,  “Equity Financing”,  “Debt Financing” and/or “Alternative Financing” shall include the financing contemplated by the Commitment Letters as so amended, supplemented,  modified or replaced.  Subject to the satisfaction or waiver of all the conditions to the Closing set forth in this Agreement (other than those conditions that are to be satisfied at Closing, but subject to the satisfaction thereof), and the completion of the Marketing Period, Buyer shall draw down on the Debt Financing referred to in the Debt Commitment Letter when the conditions set forth in the Debt Commitment Letter are satisfied.

(e)Buyer shall provide Seller prompt (but in any event, within three (3) Business Days) notice (i) upon becoming aware of any material breach, default, repudiation, cancellation or termination (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any material breach, default, repudiation, cancellation or termination) by any party of any Commitment Letter or any definitive agreements relating to the Financing or any termination of any Commitment Letter or such definitive agreements relating to the Financing, (ii) upon receipt by Buyer or any of its Affiliates or Representatives of any written notice or other written communication of any such material breach, default, repudiation, cancellation or termination, (iii) upon becoming aware of any dispute or disagreement between or among the parties to any of the Commitment Letters or the definitive documents related to the Financing with respect to the obligation to fund the Financing or the amount of the Financing to be funded at the Closing, and (iv) if for any reason Buyer believes in good faith that it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Commitment Letters or the definitive documents related to the Financing in any manner which impairs, delays or prevents the consummation of the transactions contemplated by this Agreement.  As soon as reasonably practicable, but in any event within three (3) Business Days, after the date Seller delivers Buyer a written request,

Buyer shall provide any information reasonably requested by Seller relating to any circumstance referred to in clause (i), (ii) or (iii) of the immediately preceding sentence.  In addition, Buyer shall, upon reasonable request of Seller, keep Seller informed on a reasonably current basis and in reasonable detail of the status of its efforts to finalize the Financing and provide to Seller copies of all definitive documents related to the Financing.

(f)Buyer shall indemnify and hold harmless Seller, the Acquired Companies and their respective Representatives and Affiliates from and against all Losses suffered or incurred by any of them in connection with the obligations under Section 5.2, except for any of the foregoing to the extent the same is the result of (a) historical information furnished in writing by or on behalf of the Seller or the Acquired Companies, including financial statements, or (b) the willful misconduct, fraud or intentional misrepresentation committed by or on behalf of Seller or the Acquired Companies.  Buyer shall promptly, upon request by Seller, reimburse Seller or the Acquired Companies for all reasonable out-of-pocket costs and expenses incurred by Seller or the Acquired Companies in connection with the cooperation contemplated by Section 5.2.

6.4Confidentiality.  Buyer recognizes and acknowledges that as a result of its investigation of the Business it has knowledge of confidential and proprietary information concerning Seller and its Affiliates as of the Closing Date (excluding the Acquired Companies), including information relating to financial statements, clients, customers, potential clients or customers, employees, suppliers, equipment, designs, drawings, programs, strategies, analyses, profit margins, sales, methods of operation, plans, products, technologies, materials, trade secrets, strategies, prospects or other proprietary information (“Seller Confidential Information”).  Notwithstanding the foregoing, Seller Confidential Information shall not include information which is or becomes generally available to the public other than as a result of a breach of this Agreement by Buyer.  For the five  (5) year period immediately following the Closing, Buyer will refrain from using or disclosing any of the Seller Confidential Information except (i) in connection with enforcing its rights, or defending any claim, under this Agreement and (ii) to the extent reasonably required in connection with the preparation, filing or reporting of Tax Returns, financial statements and other public disclosures which Buyer believes in good faith are required by applicable Law or by the applicable rules of any stock exchange on which any of Buyer or its Affiliates lists or trades any securities.  In the event that, during such period, Buyer is requested or required by Law, by any Governmental Entity or by interrogatory, subpoena, civil investigative demand, or similar legal process to disclose any Seller Confidential Information, Buyer may disclose the Seller Confidential Information so requested or required, provided that Buyer will notify Seller promptly of the request or requirement so that Seller may seek an appropriate protective order or waive compliance with the provisions of this Section 6.4.

6.5Excluded Names.  The parties hereto acknowledge and agree that no Acquired Company has any right, title or interest in any Excluded Name and no interest in or right to use the Excluded Names is being assigned, licensed, transferred or otherwise conveyed to Buyer or to any Acquired Company pursuant to this Agreement or the transactions contemplated hereby.  After the Closing Date, Buyer and its Affiliates (including the Acquired Companies) will promptly, and in any event within ninety (90) days, stop using the Excluded Names.  Neither Buyer nor any of its Affiliates (including the Acquired Companies following the Closing) will register, attempt to register or assist another in registering the Excluded Names anywhere in the world as a trademark, service mark, trade name, corporate name, assumed name, domain name or any other indication of source.

6.6Retention Plans.  Buyer acknowledges that Seller may become obligated to make certain payments to Employees pursuant to the terms of the Retention Plans and the award letters issued thereunder, which payments are conditioned upon each such Employee’s continued employment with the Acquired Companies, Buyer or their Affiliates through certain dates and/or the circumstances of such

Employee’s termination of employment on or prior to any such date.  Accordingly, following the Closing, Buyer shall provide prompt written notice to Seller of any termination of the employment of any Employee who was awarded a bonus under the Retention Plans and the circumstances of such termination to enable Seller to determine whether payments will be due to each such Employee under the Retention Plans.

6.7Boston Lease.     Buyer and Seller acknowledge and agree that (i) Seller is a guarantor of InsuranceQuotes, Inc.’s, a Delaware corporation and indirect Subsidiary of Seller (“InsuranceQuotes”), obligations under the Commercial Lease (the “Boston Lease”), dated September 17, 2015, by and between Retals, LLC and InsuranceQuotes with respect to the real property located at 280 Summer Street, Boston, MA 02210 and (ii) Buyer shall use commercially reasonable efforts from and after the date hereof to assist Seller in obtaining a release of Seller’s guaranty of the Boston Lease;  provided,  that, in no event shall any direct or indirect equityholder of Buyer be required to provide a replacement guaranty in satisfaction of Buyer’s obligations under this Section 6.7.  In the event that Seller does not obtain such release prior to the Closing, from and after the Closing, Buyer shall indemnify, defend and hold harmless Seller from and against any Losses incurred by Seller under or in connection with its obligations as a guarantor under the Boston Lease.

Article VII
COVENANTS OF BUYER AND SELLER

7.1Public Announcements.  Neither Buyer nor Seller shall, nor shall any of their respective Affiliates, without the approval of the other party, issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated by this Agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or stock market; provided, that (a) each of the parties may make internal announcements to their respective employees regarding the transactions contemplated by this Agreement and (b) after the Closing, nothing in this Section 7.1 shall prohibit Buyer from disclosing on a confidential basis any information relating to the contemplated transaction to any investor or limited partner of Buyer to the extent such disclosure is made in the ordinary course of such Buyer’s reporting or review procedure or in connection with such Buyer’s ordinary course fundraising, marketing, information or reporting activities.

7.2Antitrust Approvals.

(a)Seller and Buyer shall, as promptly as practicable and before the expiration of any relevant legal deadline, but in no event later than five (5) Business Days following the execution and delivery of this Agreement, file, or cause to be filed, with (i) the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) the notification and report form required for the transactions contemplated by this Agreement and the Ancillary Documents and any supplemental information requested in connection therewith pursuant to the HSR Act, which forms shall specifically request early termination of the waiting period prescribed by the HSR Act and (ii) any other Governmental Entity, any other filings, reports, information and documentation required for the transactions contemplated hereby pursuant to any Laws relating to antitrust and competition applicable to any Acquired Company, if any (“Other Antitrust Laws”).  Each of the parties hereto shall furnish, or cause to be furnished, to each other’s counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and any Other Antitrust Laws.  Each of Seller and Buyer shall be responsible for 50% of all filing fees payable in connection with such filings and for 50% of any local counsel fees in connection with such filings.

(b)Seller and Buyer shall use their respective best efforts to promptly obtain any clearance required under the HSR Act and any Other Antitrust Laws for the consummation of the transactions contemplated by this Agreement and shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity and shall respond as promptly as practicable to any such inquiry or request.

(c)Each of the parties hereto agrees to instruct their respective counsel to cooperate with each other and use commercially reasonable efforts to facilitate and expedite the identification and resolution of any issues arising under the HSR Act and any Other Antitrust Laws at the earliest practicable dates.  Such commercially reasonable efforts and cooperation include counsel’s undertaking (i) to promptly provide copies of written communications with any Governmental Entity regarding any such filings or applications or any such transaction, and (ii) to confer with each other regarding appropriate contacts with and response to personnel of such Governmental Entity.  No party shall independently participate in any meeting with any Governmental Entity in respect of any such filings, applications, investigation or other inquiry without giving the other party prior notice of the meeting and, to the extent permitted by the relevant Governmental Entity, the opportunity to attend and participate (which, at the request of any of the parties, shall be limited to outside antitrust counsel only).

7.3Supplemental Disclosure.   From time to time prior to the Closing, Seller shall have the right (but not the obligation) to supplement or amend the Seller Disclosure Schedules with respect to any representation or warranty contained in Article III solely to reflect any matter first existing or first occurring after the date hereof that, if existing or occurring at or prior to the date hereof, would have been required to be set forth or described on the applicable Seller Disclosure Schedule or that is necessary to complete or correct any information in any representation or warranty contained in Article III (each a “Schedule Supplement”); provided,  however, that in the event that any such Schedule Supplement includes disclosure of events or circumstances that would entitle Buyer to terminate this Agreement pursuant to Section 8.4(b) and Buyer does not elect to terminate this Agreement pursuant to Section 8.4(b) within thirty (30) days of its receipt of such Schedule Supplement, then such Schedule Supplement shall automatically be deemed to be incorporated into and to supplement and amend the Seller Disclosure Schedules for all purposes hereunder, including Sections 8.1,  8.4 and 9.2, and Buyer shall be deemed to have waived all conditions to its obligations hereunder and rights to terminate this Agreement with respect to the matters disclosed therein under Sections 8.1 or 8.4 or otherwise and shall have no right to indemnification or reimbursement with respect to the matters disclosed therein under Section 9.2 or otherwise.

7.4Efforts to Close; Further Assurances.

(a)Subject to the terms of this Agreement, each of Buyer and Seller shall use their respective reasonable best efforts to cause the conditions to Closing to be satisfied and for the Closing to occur.  The “efforts” of Seller shall not require Seller or any of its Affiliates to provide financing to Buyer for the consummation of the transactions contemplated hereby, except for the Deferred Payment Amount.

(b)From and after the Closing Date, upon the request of either Buyer or Seller, each of the parties hereto shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the transactions contemplated by this Agreement.  Seller shall use commercially reasonable efforts to refer all customer inquiries relating to the Business to the Acquired Companies from and after the Closing until the date which is six (6) months after the Closing Date.

7.5Tax Matters.

(a)Preparation of Tax Returns.

(i)If any Acquired Company is required to be included in any consolidated, unitary, combined or similar Tax Return filed by Seller or any of its Affiliates (other than the Acquired Companies), Seller shall prepare and file, or cause to be prepared and filed, such Tax Return and Buyer shall cause such Acquired Company to join Seller or such Affiliate in the filing of such Tax Return, and take any actions reasonably requested by Seller in connection with the preparation and filing of such Tax Return to the extent in accordance with applicable Law.

(ii)Seller shall prepare, or cause to be prepared, all Income Tax Returns for the Acquired Companies for all Tax periods ending on or before the Closing Date (each, a “Pre-Closing Tax Period”)  with an initial due date after the Closing Date (each, a “Pre-Closing Income Tax Return”).  All Pre-Closing Income Tax Returns shall be prepared consistent with the past practice of the Acquired Companies and shall reflect, to the extent allowed by applicable Law, a deduction for the Transaction Tax Deductions.  All Pre-Closing Income Tax Returns shall reflect carrybacks of net operating losses, to which Seller shall be entitled, to the maximum extent allowed by Law. At least thirty (30) days prior to the date on which any Pre-Closing Income Tax Return is required to be filed (taking into account any valid extensions), Seller shall submit such Pre-Closing Income Tax Return to Buyer for Buyer’s review.  Buyer shall provide written notice to Seller of its disagreement with any items in such Pre-Closing Income Tax Return within ten (10) days of its receipt of such Pre-Closing Income Tax Return, and if Buyer fails to provide such notice, such Pre-Closing Income Tax Return shall become final and binding upon the parties hereto, and Buyer shall timely and properly file such Pre-Closing Income Tax Return as prepared by Seller.  If Buyer and Seller are unable to resolve any dispute regarding any Pre-Closing Income Tax Return within five (5) days after Buyer delivers such notice of disagreement, then the dispute will be finally and conclusively resolved by the Accountants in accordance with the dispute resolution procedure set forth in Section 2.5(f). The Accountants shall resolve any dispute in favor of Seller if Seller’s position is supported by the “more likely than not” standard under the Code.

(iii)Buyer shall prepare or cause to be prepared, and file or cause to be filed, all Income Tax Returns for the Acquired Companies for all Tax periods that begin on or before and end after the Closing Date (each such Tax period, a “Straddle Period” and each such Tax Return, a “Straddle Period Income Tax Return”).  All Straddle Period Income Tax Returns shall be prepared consistent with the past practice of the Acquired Companies.  At least thirty (30) days prior to the date on which any Straddle Period Income Tax Return is required to be filed (taking into account any valid extensions), Buyer shall submit such Straddle Income Period Tax Return and a pro forma Income Tax Return for the portion of the Straddle Period ending on the Closing Date (a “Pro Forma Return”), to Seller for Seller’s review.  Seller shall provide written notice to Buyer of its disagreement with any items in such Straddle Period Income Tax Return or related Pro Forma Return within ten (10) days of its receipt of such Straddle Period Income Tax Return or related Pro Forma Return, and if Seller fails to provide such notice, such Straddle Period Income Tax Return, and any related Pro Forma Return, shall become final and binding upon the parties hereto, and Buyer shall timely and properly file such Straddle Period Income Tax Return.  If Buyer and Seller are unable to resolve any dispute regarding any Straddle Period Income Tax Return or related Pro Forma Return within five (5) days after Seller delivers such notice of disagreement, then the dispute will be finally and conclusively resolved by the Accountants in accordance with the dispute resolution procedure set forth in Section 2.5(e).  The Accountants shall resolve any dispute in favor of Seller if Seller’s position is supported by the “more likely than not” standard under the Code. Seller shall pay to Buyer the Seller’s portion, determined in accordance with Section 7.5(b), of any Income Taxes reflected as due on any Straddle Period Income Tax Return (as finally prepared pursuant to this Section 7.5(a)(iii))  not later than five (5) days prior to the due date for filing such Straddle Period Income Tax Return.

(b)Allocation of Straddle Period Tax Liability.  For all purposes under this Agreement (including, for the avoidance of doubt, the preparation of any Pro Forma Return), in the case of any Straddle Period, the portion of Taxes (or any Tax refund or amount credited against any Tax) that are allocable to the portion of the Straddle Period ending at the end of the Closing Date will be: (i) in the case of property Taxes and other Taxes imposed on a periodic basis without regard to income, payroll, gross receipts or sales or use, deemed to be the amount of such Taxes (or Tax refund or amount credited against Tax) for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of such Straddle Period ending at the end of the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period, and (ii) in the case of all other Taxes, determined as though the taxable year of the Acquired Companies terminated at the end of the Closing Date.

(c)Tax Refunds.  Any cash Tax refunds that are actually received (or, in the case of a Straddle Period, that would have been received if the Straddle Period ended on the Closing Date) by Buyer or any of its Affiliates (including, following the Closing, for the avoidance of doubt, the Acquired Companies), and any amounts actually credited against any cash Taxes due and payable to which Buyer or any of its Affiliates (including, following the Closing, for the avoidance of doubt, the Acquired Companies) become entitled, that relate to any Pre-Closing Tax Period (or the portion of any Straddle Period ending on the Closing Date) except to the extent that (i) such refund or credit was reflected as a current asset in the determination of the Net Working Capital on the Final Closing Statement, or (ii) such refund or credit is attributable to the carryback of a Tax attribute (including a net operating loss, net capital loss, foreign tax credit or research and development credit) arising in a period other than a Pre-Closing Tax Period, shall be for the account of Seller, and Buyer shall pay over to Seller, as additional purchase price for the Purchased Equity Interests, any such refund or the amount of any such credit within five (5) days after actual receipt or actually receiving credit with respect thereto (or, in the case of any deemed refund or credit for a Straddle Period, within five (5) days after the Tax Return for such Straddle Period is due to be filed).  Upon Seller’s request, Buyer shall file (or cause to be filed) all Tax Returns (including amended Tax Returns) or other documents claiming any refunds, including through the carryback of any net operating losses that are attributable to a Tax period ending on or before the Closing Date, to which Seller is entitled pursuant to the immediately preceding sentence.  Any refund or credit of Taxes with respect to the Straddle Period shall be apportioned between the Pre-Closing and post-Closing Tax Periods in accordance with Section 7.5(b). Other than any Tax refund or credit the benefit of which is payable to Seller pursuant to this Section 7.5(d),  Buyer and the Acquired Companies shall receive the benefits of all Tax refunds or credits received by the Acquired Companies after the Closing Date.

(d)Transaction Tax Deductions. Notwithstanding anything to the contrary, any Transaction Tax Deduction shall be reflected in the Tax Returns of the Acquired Companies in Tax periods or portions of Tax periods ending on or before the Closing Date, in each case to the extent allowed by applicable Law.

(e)Agreed Tax Treatment.  Buyer shall be a “C corporation” for purposes of the Code.  Buyer shall cause each Acquired Company eligible to do so to (i) join Buyer’s  “consolidated group” (within the meaning of Treasury Regulation Section 1.1502-1(h)) effective as of the beginning of the date following the Closing Date and (ii) to the extent permitted by applicable Law, treat the Closing Date as the last date of a Tax period of such Acquired Companies, and Seller and Buyer agree that cause the sale and purchase of the IQ Holdings Interests to be treated (A) as the sale of all of the assets of IQ Holdings by Seller and (B) as the purchase of all of the assets of IQ Holdings by Buyer (collectively, the “Agreed Tax Treatment”).  Each party hereto shall file all Tax Returns consistently with the Agreed Tax Treatment and the Allocation and shall not take any position inconsistent therewith, unless an IRS audit concludes otherwise and the time permitted to challenge the outcome of such audit has lapsed.

(f)Allocation of Purchase Price.  The Closing Payment Amount and the Deferred Payment Amount (and any other item of consideration for purposes of Section 1060 of the Code (together, the “Consideration”) and any adjustment thereto will be allocated for tax purposes 43.1% to the NetQuote Shares and 56.9% to the IQ Holdings Interests; provided,  however, that any consideration consisting of any liabilities of IQ Holdings shall be allocated to IQ Holdings. The Consideration allocated to the IQ Holdings Interests shall be further allocated among the assets of IQ Holdings for Tax purposes (including for purposes of Section 1060 of the Code) in accordance methodologies set forth on Schedule 7.5(f).  No later than sixty (60) days following the determination of the Final Closing Statement, Buyer shall prepare and provide to Seller for Seller’s review and comment an allocation of the Consideration (the “Allocation”).  In the case of any dispute regarding an Allocation prepared by Buyer pursuant to this Section 7.5(f), such dispute shall be resolved by the Accountants (which shall determine whether the Allocation was prepared in accordance with this Section 7.5(f)) in accordance with the procedures set forth in Section 2.5(f).  In case any subsequent adjustment to the Consideration requires an amendment to the Allocation, Buyer shall prepare such amendment in accordance with this Section 7.5(f) and, subject to Seller’s review and comment and any dispute resolution such amended allocation shall become the Allocation for purposes of this Agreement.  Each party hereto shall file all Tax Returns consistently with the Agreed Tax Treatment and the Allocation and shall not take any position inconsistent therewith.

(g)Buyer shall not, and shall not permit any of its Affiliates (including, after the Closing for the avoidance of doubt, the Acquired Companies) to, (i) except pursuant to Section 7.5(a) or upon Seller’s written request pursuant to Section 7.5(c), file, re-file, supplement or amend any Tax Return of any Acquired Company for any Pre-Closing Tax Period, (ii) initiate any voluntary disclosure process or similar with any taxing authority regarding any Taxes or Tax Returns of any Acquired Company for any Pre-Closing Tax Period, (iii) take any action relating to Taxes or that would actually create a Tax liability of Seller on the Closing Date (other than as expressly contemplated by this Agreement) that is outside the ordinary course of business, (iv) make a Tax election for any Acquired Company with an effective date on or before the Closing Date, (v) except with Seller’s consent (which consent shall not unreasonably be withheld, conditioned or delayed) carryback any net operating losses to a Tax period (or portion thereof) ending on or before the Closing Date, or (vi) make (or permit to be made) any election under Section 338 of the Code (or any comparable applicable provision of state, local or foreign Tax Law) with respect to any Acquired Company.

(h)Notwithstanding anything to the contrary in this Agreement, the Buyer acknowledges and agrees that the Seller shall be entitled to pursue (on, before, and after the Closing Date) a process (including voluntary disclosure to, and settlements with the relevant Governmental Entity, and/or the filing of Tax Returns and amended Tax Returns with the relevant Governmental Entity in connection therewith) that it in good faith believes is appropriate to ensure that the Acquired Companies have complied with their respective Tax Return filing and Tax payment obligations with regard to sales and use or similar Taxes by the Acquired Companies for Pre-Closing Tax Periods and the portion of any Straddle Periods ending on the Closing Date (such process, the “VDA Process”).  In connection with the VDA Process, Seller shall be entitled to submit ruling requests to any Tax jurisdictions seeking a determination whether the Acquired Companies sales are subject to sales and use or similar Taxes in such jurisdiction.  Within a reasonable time before submitting to a Governmental Entity any ruling request, voluntary disclosure statement or agreement, Tax Return or amended Tax Return pursuant to the VDA Process that shows or will result in liability for state or local sales or use or similar Taxes attributable to Pre-Closing Tax Periods (“Pre-Closing VDA Process”), the Seller shall provide the Buyer with a copy of such ruling request, voluntary disclosure statement or agreement, settlement agreement, Tax Return or amended Tax Return, as applicable, and Seller shall in good faith consider any reasonable comments provided in writing by the Buyer with respect to a Pre-Closing VDA Process.  Upon the Buyer’s reasonable written request, Seller shall provide the Buyer with reasonable information regarding the status of the Pre-Closing VDA Process. The parties hereto shall, and Buyer shall cause the Acquired Companies to, cooperate in the VDA Process, and Buyer shall, and shall cause the Acquired Companies, to timely and properly sign and file any ruling request, voluntary disclosure or similar statement or agreement, Tax Return or amended Tax Return provided to Buyer by Seller as part of the VDA Process and, upon receipt of any payment from Seller required by the indemnification obligations under Section 9.2(a)(iii) resulting from the VDA Process, Buyer shall promptly make any payments required to be made in connection with the VDA Process.

(i)Each of Buyer and Seller shall pay fifty percent (50%) all Transfer Taxes arising out of or in connection with the transactions contemplated by this Agreement, and shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes.

(j)Not more than two (2) Business Days prior to the Closing Date, Seller shall deliver to Buyer a certificate (in form reasonably satisfactory to Buyer) stating that the Seller is not a “foreign person” and conforming to the applicable requirements of Section 1445 of the Code, dated as of the Closing Date (a “FIRPTA Certificate”).

(k)Each of Buyer, on the one hand, and Seller, on the other hand, shall promptly notify Seller or Buyer (as the case may be) in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding principally involving Taxes received by them involving the Acquired Companies which, if determined adversely to the taxpayer, would be grounds for indemnification under Section 9.2;  provided,  however, that a failure to give such notice will not affect the right to indemnification under this Agreement absent actual prejudice to the indemnifying party (but in such event only to the extent of such prejudice). In the case of such an audit or administrative or judicial proceeding that relates solely to any Pre-Closing Tax Period and solely to an Acquired Company, except to the extent provided otherwise below, Seller shall have the right at its own expense to control the conduct of such audit or proceeding so long as they conduct the defense actively, diligently and in good faith. Buyer also may participate in any such audit or proceeding at its own expense and, (1) if Seller does not assume or is not conducting the defense of any such audit or proceeding actively, diligently and in good faith or (2) Buyer has been advised in writing by counsel that a conflict exists between a Buyer Indemnified Party and Seller in connection with the defense thereof that would prevent Seller or their counsel from defending such audit or proceeding and Seller fails to cure such conflict within ten (10) Business Days after receiving written notice thereof, Buyer may, without any effect on the right to indemnification under this Agreement and notwithstanding anything to the contrary hereunder, defend the same actively, diligently and in good faith, including, but not limited to, settling such audit or proceeding after giving twelve (12) Business Days prior written notice to Seller setting forth the terms and conditions of such settlement. With respect to such an audit or administrative or judicial proceeding (A) which involves a proposed assessment or claim (or may result in an assessment or claim) for Taxes that applies to both a Pre-Closing Tax Period and a post-Closing Tax Period (including a Straddle Period) or (B) which involves a change of accounting method or similar issue that recurs for a taxable period or portion thereof that ends after the Closing Date (whether or not the subject of an audit or proceeding at such time), (i) each party hereto may participate in the audit or proceeding, (ii) the audit or proceeding shall be controlled by that party hereto which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for the next five (5) Tax periods and (iii) each party hereto shall bear the appropriate portion of the expenses of such audit or proceeding. The principle set forth in the preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (in particular, choice of judicial forum) in situations in which separate issues are otherwise controlled hereunder by Buyer and Seller. Buyer and Seller agree to cooperate and to act in good faith, and Buyer agrees to cause the Acquired Companies to cooperate and to act in good faith, in conducting, and in the defense against or compromise of any claim in, any audit or administrative or judicial proceeding subject to this Section 7.5(k).  The Seller shall be entitled to control any proposed assessment or claim in an audit, administrative or juridical proceeding involving a consolidated, combined, unitary or similar group of which any of the Acquired Companies was a member, provided that to the extent any proposed assessment or claim in an audit, administrative or judicial proceeding involving a consolidated, combined, unitary or similar group of which any of the Acquired Companies was a member that could reasonably be expected to result in Tax liability to the Buyer or the Acquired Companies for which the Buyer is not indemnified pursuant to this Agreement, then Sellers shall keep the Buyer and Acquired Companies reasonably informed as to such proceedings, and in no event shall Seller or any other party controlling such audit or administrative or judicial proceeding settle or otherwise compromise such audit or administrative or judicial proceeding without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, nothing in this Section 7.5(k) shall in any way limit or modify any of Buyer’s rights under Section 7.5(h).

7.6Employee Matters.

(a)Not later than ten (10) Business Days prior to the Closing Date, Buyer shall offer, or cause its Affiliates to offer, in writing employment to each Employee, effective as of immediately following the Closing, other than the Employees set forth on Schedule 7.6. Such written offer of employment shall include with respect to each Employee (i) at least the same base salary or wage rate and target cash incentive opportunities (other than any retention or change-of-control incentive opportunities) as were provided to such employee by Seller and its Affiliates immediately prior to the Closing Date and (ii) such health, welfare and retirement benefits (including dental and vision benefits) that are at least substantially equivalent to those provided in the Seller Plans and all other employee benefits, if any, that are offered to similarly situated employees of Buyer under the Buyer Plans.  Each Employee who accepts Buyer’s offer of employment shall become as of the Closing Date a transferred employee (“Transferred Employee”).  As of the Closing, Seller shall terminate the employment of each Transferred Employee, and release, from and following the Closing, each Transferred Employee from any non-competition or non-solicitation obligation, or any confidentiality obligation with respect to any confidential information of the Business, owed to Seller or any of its Affiliates (other than the Acquired Companies) (whether under Seller’s Senior Officer Severance Plan or under any other Contract, plan or policy).

(b)Effective as of the Closing Date, the Transferred Employees shall cease participation in any and all employee benefit plans provided by Seller and its Affiliates immediately before the Closing Date (other than the Retention Plans) (“Seller Plans”), and all employee benefits provided to the Transferred Employees shall be provided to the Transferred Employees under employee benefit plans sponsored, maintained or otherwise provided by Buyer or its Affiliates (the “Buyer Plans”).  Each Transferred Employee shall be eligible to participate, effective as of the Closing Date, and without any waiting time, in any and all Buyer Plans to the extent coverage under such Buyer Plan replaces coverage under a comparable Seller Plan in which such Transferred Employee participated immediately before the Closing.

(c)Buyer shall, or shall cause its Affiliates to, credit Transferred Employees for service earned on and prior to the Closing Date with Seller and its Affiliates, and any of their respective predecessors, in addition to service earned with Buyer and its Affiliates on or after the Closing Date, to the extent that service is relevant for purposes of eligibility, vesting or the calculation of vacation, sick days, severance, layoff and other benefits (but not for purposes of defined benefit pension benefit accruals or of benefits under any post-retirement or post-employment welfare plan) under any Buyer Plan. On the Closing Date, prior to the Closing, Seller shall pay to each Transferred Employee an amount equal to the value of any vacation, Paid Personal Leave or other paid time (as applicable) accrued by such Transferred Employee under the applicable policy of Seller, but unused, as of the Closing Date. For purposes of each Buyer Plan, Buyer shall cause all preexisting condition exclusions of such Buyer Plan to be waived for such employee and his or her covered dependents to the extent waived under the Seller Plans.

(d)Seller will be responsible for any severance or termination-related liabilities and any liability incurred under the WARN Act, in each case with respect to any Service Provider who does not become a Transferred Employee.  Buyer will be responsible for any severance or termination-related liabilities and any liability incurred under the WARN Act that is incurred or accrued following the Closing, in each case with respect to any Transferred Employee.

(e)On or before the Closing Date, Seller shall provide Buyer with a true and complete list, by date and location, of employees who have experienced or will experience an employment loss or layoff (as defined under the WARN Act) within the ninety (90) days prior to the Closing Date at any site owned or leased by Seller or any Acquired Company where Transferred Employees will be located after the Closing.

(f)The provisions of this Section 7.6 are for the benefit of Buyer and Seller only, and no employee or other Service Provider of Seller or any Acquired Company shall have any rights under this Section 7.6.  Nothing herein expressed or implied shall be deemed an amendment of any employee benefit plan, constitute the establishment of any other employee benefit plan, or otherwise confer upon any employee of Seller or any Acquired Company, or any legal representatives or beneficiaries thereof, any rights or remedies, including any right to employment or continued employment for any specified period or to be covered under or by any employee benefit plan or arrangement, or shall cause the employment status of any employee to be other than terminable at will.

Article VIII
CONDITIONS TO CLOSING; TERMINATION

8.1Conditions to Obligation of Buyer.  The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Buyer in its sole discretion) of the following conditions:

(a)Each of (i) the representations and warranties of Seller set forth in Sections  3.1(a) (Existence), 3.2 (Authorization), 3.3 (Enforceability) and 3.6 (Title to Purchased Equity Interests; Capitalization; Subsidiaries) (disregarding materiality and Material Adverse Effect qualifiers set forth therein) shall be true and correct in all respects at and as of the Closing Date and (ii) the other representations and warranties of Seller set forth in Article III (disregarding materiality and Material Adverse Effect qualifiers set forth therein) shall be true and correct at and as of the Closing Date (other than such representations and warranties that refer specifically to an earlier date, which representations and warranties (disregarding materiality and Material Adverse Effect qualifiers set forth therein) shall have been true and correct as of such earlier date), except where the failure of any such representations and warranties to be so true and correct has not had a Material Adverse Effect.

(b)Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller at or prior to the Closing Date.

(c)No change, event, or development shall have occurred since the Audited Balance Sheet Date that has had a Material Adverse Effect.

(d)Buyer shall have received a certificate dated the Closing Date signed by Seller to the effect that the conditions set forth in Sections 8.1(a) and 8.1(b) have been satisfied (the “Seller Closing Certificate”).

(e)All applicable waiting periods under the HSR Act and Other Antitrust Laws shall have expired or been terminated.

(f)No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

(g)Each of the documents set forth in Section 2.4(a) shall have been duly executed (if applicable) and delivered to Buyer by each of the other parties thereto (other than Buyer).

8.2Conditions to Obligation of Seller.  The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Seller in its sole discretion) of the following conditions:

(a)Each of (i) the representations and warranties of Buyer set forth in Sections 4.1 (Existence), 4.2 (Authorization) and 4.3 (Enforceability) (disregarding materiality and material adverse effect qualifiers set forth therein) shall be true and correct in all respects at and as of the Closing Date and (ii) the other representations and warranties of Buyer set forth in Article IV (disregarding materiality and material adverse effect qualifiers set forth therein) shall be true and correct at and as of the Closing Date (other than such representations and warranties that refer specifically to an earlier date, which representations and warranties (disregarding materiality qualifiers and material adverse effect qualifiers set forth therein) shall have been true and correct as of such earlier date), except where the failure of any such representations and warranties to be so true and correct, individually and in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.

(b)Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer at or prior to the Closing Date.

(c)Seller shall have received a certificate dated the Closing Date by Buyer to the effect that the conditions set forth in Sections  8.2(a) and 8.2(b) have been satisfied (the “Buyer Closing Certificate”).

(d)All applicable waiting periods under the HSR Act and Other Antitrust Laws shall have expired or been terminated.

(e)No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

(f)Each of the documents set forth in Section 2.4(b) shall have been duly executed (if applicable) and delivered to Seller by each of the other parties thereto (other than Seller).

8.3Frustration of Closing Conditions.  Neither Seller nor Buyer may rely on or assert the failure of any condition set forth in this Article VIII, as the case may be, if such failure results from or was caused by such party’s failure to comply with any provision of this Agreement.

8.4Termination.  This Agreement may be terminated, and the transactions contemplated herein may be abandoned, prior to the Closing solely:

(a)by the mutual written consent of Seller and Buyer;

(b)by Buyer, if (i) a breach or failure to perform any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement shall have occurred which has prevented the satisfaction of one or more of the conditions set forth in Section 8.1 and has not been waived by Buyer or, if susceptible to cure, cured by Seller within twenty (20) days after written notice thereof from Buyer and (ii) Buyer has not materially breached any provision of this Agreement;

(c)by Seller, if (i) a breach or failure to perform any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement shall have occurred which has prevented the satisfaction of one or more of the conditions set forth in Section 8.2 and has not been waived by Seller or, if susceptible to cure, cured by Buyer within twenty (20) days after written notice thereof from Seller and (ii) Seller has not materially breached any provision of this Agreement; or

(d)by Buyer or Seller if (i) the Closing shall not have occurred on or before January 4, 2016 (the “Outside Date”);  provided,  however, that if the non-terminating party hereto is in material compliance with its covenants set forth in Section 7.2 and either or both of (A) the conditions set forth in Sections 8.1(e) or 8.2(d) (as applicable) have not been satisfied and (B) any other condition set forth in Sections 8.1 or 8.2 (as applicable) have not been satisfied as result of the effectiveness of a temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the transactions contemplated by this Agreement arising with respect to the HSR Act or any Other Antitrust Laws, then the Outside Date shall be extended to February 2, 2016), and (ii) the terminating party has not materially breached any provision of this Agreement.

In the event of termination and abandonment by Buyer or Seller pursuant to this Section 8.4, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and, subject to Section 8.5, the transactions contemplated by this Agreement shall be abandoned, without further action by Buyer or Seller.

8.5Effect of Termination.

(a)The valid termination of this Agreement in accordance with Section 8.4 shall terminate all rights and obligations of the parties hereunder and none of the parties shall have any liability to the other party hereunder, except that (i) Section 6.3(f),  Section 7.1 and this Section 8.5 (including the obligation to pay the Termination Fee, if applicable, subject to the limitations in Section 8.5(c))  and Article X shall survive any such termination, and (ii)  nothing herein shall relieve the Seller from liability for any willful breach of any covenant or agreement in this Agreement prior to such termination.  In the event of termination of this Agreement, and regardless of the reason for the termination, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms and any such termination shall not amend, modify, release, waive or otherwise limit any rights or obligations under the Confidentiality Agreement.

(b)In the event of termination by (i) Seller pursuant to Section 8.4(c) or (ii) either party pursuant to Section 8.4(d) if in the case of this clause (ii), (A) the conditions to the Closing set forth in Section 8.1 are satisfied or capable of being satisfied or are waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, each of which shall be capable of being satisfied at the Closing), and (B) Buyer has failed to satisfy its obligations to effect the Closing by the date the Closing is required to have occurred pursuant to Section 2.3, Buyer shall promptly, but in no event later than two (2) Business Days after the date of such termination, pay or cause to the paid to Seller, by wire transfer of same day funds an amount equal to $8,500,000 (the “Termination Fee”), without offset or deduction of any kind.  If Buyer fails to timely pay the Termination Fee when due pursuant to this Section 8.5(b), and in order to obtain payment, Seller commences a Suit which results in a final, non-appealable judgment against Buyer and/or the Sponsor, Buyer shall pay, or cause to be paid, to

Seller, Seller’s reasonable and documented, out-of-pocket costs and expenses (including reasonable attorneys’ fees) in connection with such Suit, together with interest on the Termination Fee at the rate of 8.0% per annum compounding quarterly from the date such payment was required to be made through the date such payment was actually received (collectively, the “Seller Recovery Costs”). It is agreed that the Termination Fee is liquidated damages, and not a penalty, and the payment of the Termination Fee in the circumstances specified herein is supported by due and sufficient consideration (including the fact that Seller would not be entitled to receive the Purchase Price and would suffer other Losses of an incalculable nature and amount).

(c)The parties hereto acknowledge and agree that, the right of Seller to receive (i) the Termination Fee, (ii) the Seller Recovery Costs, and (iii) any indemnity or expense reimbursement obligations under Section 6.3(f) (collectively, the “Obligations”), including from Sponsor pursuant to the Sponsor Guaranty, if the Obligations are payable and are paid in full, shall be the sole and exclusive remedy of the Acquired Companies, Seller and any of their shareholders, directors, officers and Affiliates (the “Seller Related Parties”) against Buyer, its shareholders, and any current, former or future director, officer, employee, incorporator, member, partner, manager, management company, stockholder, equityholder, controlling person, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, Buyer, including and the Lenders, or any current, former or future director, officer, employee, incorporator, member, partner, manager, management company, stockholder, equityholder, controlling person, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any of the foregoing (the “Buyer Related Parties”).  From and after a valid termination at this Agreement, and without limiting the effect of the last sentence of this Section 8.5(c), if the Obligations are payable and are paid in full, no Buyer Related Party shall have any other Liability for any or all Losses suffered or incurred by the Acquired Companies, Seller or any other Seller Related Party in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Acquired Companies, Seller or any other Seller Related Party shall be entitled to bring or maintain any other claim, action or proceeding against Buyer or any other Buyer Related Party or any Lender arising out of this Agreement, the transactions contemplated by this Agreement or any matters forming the basis for such termination.  Each of the parties hereto acknowledges and agrees that in light of the difficulty of accurately determining actual damages with respect to the foregoing, upon any such termination of this Agreement by Seller pursuant to Section 8.4(c), the right to the Termination Fee constitutes a reasonable estimate of the losses that will be suffered by reason of any such termination of this Agreement and constitutes liquidated damages (and not a penalty). For the avoidance of doubt, while Seller may pursue both a grant of specific performance pursuant to Section 10.12(b) and the payment of the Termination Fee, under no circumstances shall Seller be permitted or entitled to receive both a grant of specific performance and any money damages, including all or any portion of the Termination Fee.

Article IX
INDEMNIFICATION

9.1Survival of Representations, Warranties and Covenants.     The representations and warranties set forth in this Agreement and covenants or other agreements contained in this Agreement which by their terms contemplate performance before the Closing shall survive the Closing until the date (the “General Survival Date”) which is the later to occur of (x) fifteen (15) months following the Closing Date and (y) thirty (30) days following receipt of the audited financial statements for the Business for FY2016 (except that in no event shall such date be later than the date that is eighteen (18) months following the Closing Date); provided,  however, that (i) the Fundamental Representations (other than the representations and warranties set forth in Section 3.22 (Taxes)) shall survive the Closing indefinitely and (ii) the representations and warranties set forth in Section 3.22 (Taxes) shall survive the Closing until the expiration of the applicable statute of limitations (taking into account any tolling periods and extensions

under applicable law) plus thirty (30) days.    The covenants or other agreements contained in this Agreement which by their terms contemplate performance after the Closing shall survive the Closing for the period contemplated by its terms.  The indemnification obligations under this Article IX shall terminate when the survival of the applicable representation, warranty, covenant or agreement terminates pursuant to this Section 9.1;  provided, that, the indemnification obligation with respect to Losses arising prior to such termination date shall not terminate if a claim with respect to such Losses is made by the Indemnified Party in accordance with this Agreement prior to such termination date.  Notwithstanding anything to the contrary herein, claims based on fraud committed by or on behalf of Seller in connection with the transactions contemplated hereby shall survive the Closing indefinitely.

9.2Indemnification.

(a)From and after the Closing, subject to the limitations set forth in this Article IX, Seller shall indemnify, defend and hold harmless each Buyer Indemnitee from and against any and all Suits, Orders, Liens, losses, damages, Liabilities, penalties, interest and expenses, bonds, dues, assessments, fines, penalties, Taxes, fees, costs (including costs of investigation, defense and enforcement of this Agreement), expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts’ fees and expenses) (“Losses”), incurred by such Buyer Indemnitee that are caused by:

(i)(x) any breach of, or inaccuracy in, any Seller Fundamental Representation or (y) any breach of, or inaccuracy in, any other representation or warranty set forth in Article III or the Seller Closing Certificate, in each case, as qualified by the Seller Disclosure Schedules (in each case, assuming that all qualifications contained in Article III or the Seller Closing Certificate, in each case, as qualified by the Seller Disclosure Schedules, as to materiality, including each qualifying reference to the defined term “Material Adverse Effect” and the words “material” and “materially” and all similar phrases and words were deleted therefrom, provided, however, that the foregoing deletion shall not apply to (A) Section 3.7(b), (B) Section 3.8(b),  (C) Section 3.18,  (D) the definition of “Material Adverse Effect” or “Permitted Lien” or (E) the use of the term “Material Contract”);

(ii)(x) any breach or non-performance by Seller of any of its covenants or agreements contained in this Agreement or the Restrictive Covenant Agreement, which by their terms contemplate performance after the Closing and (y) any breach or non-performance by Seller of any of its covenants or agreements contained in this Agreement, which by their terms contemplate performance before or at the Closing;

(iii)any Buyer Indemnified Taxes and any sales and use or similar Taxes of the Acquired Companies (including, for the avoidance of doubt, any such Taxes or payments in connection with any voluntary disclosure agreement or similar program and related filings that are or could be filed) for any U.S. federal, state, local or foreign jurisdiction for any Pre-Closing Tax Period (or any portion thereof);

(iv)those matters set forth on Schedule 9.2(a)(iv); or

(v)any Indebtedness of any Acquired Company outstanding as of the Closing or any Transaction Expenses.

(b)From and after the Closing, subject to the limitations set forth in this Article IX, Buyer shall indemnify, defend and hold harmless each Seller Indemnitee from and against any and all Losses incurred by such Seller Indemnitee that are caused by:

(i)any breach of, or inaccuracy in, any representation or warranty set forth in Article IV or the Buyer Closing Certificate (in each case, assuming that all qualifications contained in Article IV or the Buyer Closing Certificate as to materiality, including each qualifying reference to the defined term “Material Adverse Effect” and the words “material” and “materially” and all similar phrases and words were deleted therefrom); or

(ii)any breach or non-performance by Buyer of any of its covenants or agreements contained in this Agreement.

9.3Limitations on Liability.

(a)Notwithstanding anything to the contrary contained herein, Seller shall not have any obligation under Section 9.2(a)(i)(y) unless and until (i) the Losses incurred by the Buyer Indemnitees with respect to any matter or series of related matters for which indemnification is to be provided under Section 9.2(a)(i)(y) exceed $50,000, in which case Seller shall be liable for all Losses with respect to such matter or matters, including the first $50,000 (subject to all other applicable requirements and limitations herein, including Sections 9.3(b) and 9.3(c)) (such Losses, “Qualifying Losses”), and (ii) the aggregate of all Qualifying Losses exceed $750,000 (the “Deductible”), in which case Seller shall be liable under Section 9.2(a)(i)(y) for only those Qualifying Losses in excess of the Deductible (subject to all other applicable requirements and limitations contained herein).

(b)Notwithstanding anything to the contrary contained herein, in no event shall the aggregate liability of Seller under Section 9.2(a)(i)(y) exceed $16,500,000 (the “Cap”). Notwithstanding anything to the contrary contained herein, in no event shall the aggregate liability of Seller under this Agreement exceed the Purchase Price.

(c)Each Indemnified Party shall use reasonable efforts to mitigate all Losses for which such Indemnified Party is or may be entitled to indemnification hereunder.

(d)If any Buyer Indemnitee actually receives insurance proceeds or indemnity, contribution or similar payments in respect of Losses under this Article IX prior to being indemnified with respect to such Losses under this Article IX, the payment under this Article IX with respect to such Losses shall be reduced by the amount of such insurance proceeds or indemnity, contribution or similar payments, less reasonable out-of-pocket attorney’s fees and other expenses or increased premiums incurred in connection with such recovery.  If Buyer Indemnitee receives such insurance proceeds or indemnity, contribution or similar payments described in the preceding sentence after being indemnified with respect to some or all of such Losses,  Buyer Indemnitee shall pay to Seller the lesser of (i) the amount of such insurance proceeds or indemnity, contribution or similar payment, less reasonable out-of-pocket attorney’s fees and other expenses incurred in connection with such recovery and (ii) the aggregate amount paid by Seller to any Buyer Indemnitee with respect to such Losses.    The amount of any and all Losses under Section 9.2(a) and Section 9.2(b) shall be determined net of any Tax benefits (determined on a “with” and “without” basis) actually received in cash (whether by actual receipt of cash Tax refund or an actual reduction of cash Taxes due and owing) by any Indemnified Party seeking indemnification hereunder arising from the deductibility against Taxes of any such Losses in the year of the Loss or the immediately following two (2)  years (such determination of the amount and timing of any such Tax benefit to be determined at the reasonable discretion of the Indemnified Person in good faith).  If an Indemnified Party receives any such Tax benefit described in the preceding sentence after receiving an indemnification payment with respect to a Loss, but within the two (2) year period described above in this Section 9.3(d), the Indemnified Party shall pay an amount equal to such Tax benefit to the Indemnifying Party within ten (10) days of such Tax benefit being realized.

(e)In no event shall any party be entitled to recover or make a claim for any amounts in respect of, and in no event shall “Losses” be deemed to include (i) punitive damages,  except to the extent awarded in connection with any Third-Party Claim and (ii) any Loss to the extent that the amount of such Loss is reflected as a current liability in the determination of the Net Working Capital on the Final Closing Statement.

(f)Notwithstanding anything to the contrary in this Agreement, the Buyer Indemnitees shall not have any right to indemnification under this Agreement with respect to, or based on, Taxes to the extent such Taxes (i) except as the result of a breach of a representation or warranty set forth in Section 3.22(e),  Section 3.22(f),  Section 3.22(g) or Section 3.22(i), are attributable to Tax periods (or portions thereof) beginning after the Closing Date, (ii) are due to the unavailability in any Tax period (or portion thereof) beginning after the Closing Date of any net operating losses, credits or other Tax attribute from a Tax period (or portion thereof) ending on or prior to the Closing Date, (iii) result from transactions or actions taken by Buyer or any of its Affiliates (including, for the avoidance of doubt, the Acquired Companies) on the Closing Date after the Closing that are not expressly required by this Agreement, or (iv) do not arise from a Third Party Claim.

9.4Indemnification Procedures.

(a)Third-Party Claims.  The party making a claim under this Article IX is referred to as the “Indemnified Party”; and the party against whom such claims are asserted under this Article IX is referred to as the “Indemnitor”.  If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim, arbitration, mediation or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnitor is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnitor prompt written notice thereof.  The failure to give such prompt written notice shall not, however, relieve the Indemnitor of its indemnification obligations, except to the extent that the Indemnitor is prejudiced by reason of such failure.  Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all written evidence thereof and all correspondence from or to such third party (or its representatives) related to the matter giving rise to such Third-Party Claim and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been sustained by the Indemnified Party.  The Indemnitor shall have the right to participate in or, by giving written notice to the Indemnified Party, to assume and control the defense of any Third-Party Claim, in all events at the Indemnitor’s expense and by the Indemnitor’s own counsel, so long as (i) the Indemnitor gives written notice to the Indemnified Party within thirty (30) days after the Indemnitor has given notice of the Third-Party Claim, (ii) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnitor, (iii) the Indemnified Party has not been advised by counsel that an actual or potential conflict exists between the Indemnitor and the Indemnifying Party in connection with the defense of the Third-Party Claim, (iv) the Third-Party Claim does not relate to or otherwise arise in connection with Taxes (which shall be governed by Section 7.5) or any criminal or regulatory enforcement action and (v) settlement of, an adverse judgment with respect to, or conduct of the defense of the Third-Party Claim by the Indemnitor is not, in the good faith judgment of the Indemnified Party, likely to be adverse, in any material respect, to the Indemnified Party’s reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other parties material to the conduct of its business) and (vi) the Indemnitor conducts the defense of the Third-Party Claim actively and diligently (provided this clauses (i) – (vi) shall not apply to with respect to Third-Party Claims subject to indemnification under Section 9.2(a)(iv)).  In the event that the Indemnitor is permitted to and does assume the defense of any Third-Party Claim, subject to Section 9.4(b), (i) it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the

Indemnified Party and (ii) the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnitor’s right to control the defense thereof; provided, that the Indemnitor will pay the fees and expenses of separate counsel retained by the Indemnified Party that are incurred after notice of such Third Party Claim has be given in accordance herewith and prior to the Indemnitor’s assumption of control of the defense of the Third-Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim.

(b)Settlement of Third-Party Claims.  If the Indemnitor and the applicable third party wish to settle, or consent to the entry of any judgment with respect to, a Third-Party Claim and the proposed settlement or judgment (i) does not include any monetary damages payable by the Indemnified Party and provides for the payment by the Indemnitor of money as sole relief for the claimant, (ii) does not include any restriction on the operations of the Indemnified Party and does not subject the Indemnified  Party to any equitable relief, (iii) involves no finding or admission of any violation of Law or the rights of any Person and no effect on any other claims that may be made against the Indemnified Party,  and (iv) provides, in customary form, for the unconditional release of the Indemnified Party from all liabilities in connection with such Third-Party Claim, the Indemnitor shall give written notice to that effect to the Indemnified Party and the Indemnitor may settle, or consent to the entry of a judgment with respect to, such Third-Party Claim without the Indemnified Party’s consent. If the Indemnitor does not deliver the notice contemplated by Section 9.4(a)(i), or otherwise at any time fails to conduct the defense of the Third-Party Claim actively and diligently, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third-Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith).  If such notice is given on a timely basis and the Indemnitor conducts the defense of the Third Party Claim actively and diligently but any of the conditions in clauses (ii),  (iii),  (iv), or (v) of Sections 9.4(a) is or becomes unsatisfied, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third-Party Claim;  provided, that the entry of any such judgment consented to, or any such compromise or settlement effected, without Seller’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed) shall not be binding on Seller and shall have no dispositive effect with respect to whether or not Seller has any obligation (or the amount of any obligation) hereunder or otherwise with respect thereto.

(c)Direct Claims.  Any claim by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnitor prompt written notice thereof.  The failure to give such prompt written notice shall not, however, relieve the Indemnitor of its indemnification obligations, except to the extent that the Indemnitor is prejudiced by reason of such failure.  Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been sustained by the Indemnified Party.  The Indemnitor shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim.    If the Indemnitor does not so respond within such thirty (30)-day period, the Indemnitor shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party under this Agreement.

9.5Exclusive Remedy.  From and after the Closing, indemnification pursuant to the provisions of this Article IX shall be the sole and exclusive remedy for any breach of this Agreement, the Restrictive Covenant Agreement or otherwise relating to the subject matter of this Agreement, the Restrictive Covenant Agreement and the transactions contemplated herein and therein (except for those items with respect to which the process set forth in Section 2.5 is the sole and exclusive remedy as set forth in Section 2.5(h)). Without limiting the generality of the preceding sentence, from and after the

Closing, Buyer, for itself and the other Buyer Indemnitees, (a) agrees that no legal action sounding in contribution, tort, strict liability or any other legal theory may be maintained by any Buyer Indemnitee, or any other Person for any breach of this Agreement or otherwise with respect to the subject matter of this Agreement and the transactions contemplated herein, and (b) hereby waives any and all statutory rights of contribution or indemnification that any of them might otherwise be entitled to under any Law or any similar rules of law embodied in the common law. The limitations in this Section 9.5 shall not apply with respect to (a) any claims based on fraud committed by or on behalf of Seller in connection with the transactions contemplated hereby, (b) in the case where a party seeks to obtain specific enforcement pursuant to Section 10.12,  or (c) with respect to the Ancillary Documents (other than the Restrictive Covenant Agreement), which shall be governed by their terms, from and after the Closing and shall not be subject to this Article IX. The rights of each Buyer Indemnitee and Seller Indemnitee under this Article IX are cumulative, and each Buyer Indemnitee and Seller Indemnitee will have the right in any particular circumstance, in its sole discretion, to enforce any provision of this Article IX without regard to the availability of a remedy under any other provision of this Article IX. With respect to any claim brought by a Buyer Indemnitee against any Seller Indemnitee under this Agreement or otherwise relating to this Agreement or any of the transactions contemplated by hereby or thereby, Seller expressly waives any right of subrogation, contribution, advancement, indemnification or other claim against the Acquired Companies with respect to any amounts owed by Seller pursuant to this Article IX or otherwise.

9.6Characterization of Indemnity Payments.  Except as otherwise required by applicable Law, any payment made pursuant to this Article IX shall be treated, for Tax purposes, as an adjustment to the Purchase Price.

Article X
MISCELLANEOUS

10.1Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given:  (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile or email, with confirmation of receipt, if sent prior to 5:00 p.m. Eastern time, or if sent later, then on the next Business Day, or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed as follows:

If to Buyer, to:

All Web Leads, Inc.
7300 FM 2222

Bldg 2 Ste 100

Austin, TX 78730
Attention:  William Daniel
E-Mail: bill.daniel@allwebleads.com

With a required copy (which shall not constitute notice) to:

c/o Genstar Capital Management LLC

Four Embarcadero Center, Suite 1900
San Francisco, CA 94111
Attention:  Ryan Clark

E-Mail: rclark@gencap.com

Facsimile: (415) 834-2383

and

Ropes & Gray LLP
Three Embarcadero Center
San Francisco, CA 94111-4006

Attention:  Todd Boes

E-Mail: todd.boes@ropesgray.com

Facsimile: (415) 315-2326

If to Seller, to:

Bankrate, Inc.
477 Madison Avenue, Suite 430
New York, NY 10022
Attention:General Counsel
E-Mail:  legal@bankrate.com

Facsimile:(917) 368-8611

With a required copy (which shall not constitute notice) to:

Paul Hastings LLP
71 South Wacker Drive, 45th Floor
Chicago, Illinois 60606

Attention:Christopher D. Sheaffer

E-Mail:christophersheaffer@paulhastings.com

Facsimile:(312) 499-6100

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).

10.2Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that, notwithstanding anything to the contrary contained in this Agreement, this Section 10.2 and Sections 8.5,  10.4, 10.5, 10.6(b),  10.6(c),  10.8 and 10.16 may not be amended or waived in a manner materially adverse to the Lenders without the consent of the Lenders party to the Debt Commitment Letter on the date hereof.

10.3Expenses.  Except as otherwise provided in this Agreement (including Sections 2.5,  7.2 and  7.5), each party shall bear its own costs and expenses in connection with the negotiation, documentation and consummation of the transactions contemplated by this Agreement, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, whether or not the transactions contemplated by this Agreement are consummated.

10.4Successors and Assigns.  This Agreement may not be assigned by either party hereto without the prior written consent of the other party hereto; provided that, without such consent, Buyer may (a) transfer or assign, in whole or in part or from time to time, to one or more of its Affiliates, the right to purchase all or a portion of the Purchased Equity Interests or (b) assign its rights under this

Agreement to its lenders providing financing in connection with the transactions contemplated hereby for collateral security purposes, but in each case, no such transfer or assignment will relieve Buyer of any of its obligations hereunder.  Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

10.5Governing Law.  This Agreement and the exhibits and schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Notwithstanding anything to the contrary in the foregoing, each of the parties hereto agrees that all disputes and proceedings (in contract, in tort or otherwise) arising out of or related to the Debt Financing shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict of law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

10.6Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a)Any suit, action or other proceeding arising out of or relating to this Agreement or any transaction contemplated hereby shall be brought exclusively in the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware, and each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or other proceeding.  A final judgment in any such suit, action or other proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any such action, suit or proceeding.

(b)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT COMMITMENT LETTER, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(c)Notwithstanding clause (a) above, the parties hereto agree that none of them will bring or support any suit, action or other proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any of the Lenders in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof, in any forum other than federal and New York state courts located in the Borough of Manhattan within the City of New York (and appellate courts thereof).

10.7Counterparts.  This Agreement may be executed in counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.  The parties agree that the delivery of this Agreement, the Ancillary Documents and any other agreements and documents at the Closing, may be effected by means of an exchange of facsimile signatures or other electronic delivery.

10.8No Third Party Beneficiaries.  Other than Article IX, which is intended to benefit and may also be enforced by the Indemnified Parties, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; provided,  however, that, notwithstanding the foregoing, the Lenders are intended third-party beneficiaries of, and may enforce, this Section 10.8 and Sections 8.5,  10.2,  10.4, 10.5, 10.6(b),  10.6(c),  10.8 and 10.16.

10.9Entire Agreement.  This Agreement, the Ancillary Documents, any Schedules hereto and the other documents, instruments and agreements specifically referred to herein or therein or delivered pursuant hereto or thereto set forth the entire understanding of the parties hereto with respect to the transactions contemplated by this Agreement.  All Schedules, including any Seller Disclosure Schedule, referred to herein are intended to be and hereby are specifically made a part of this Agreement and incorporated by reference herein.  Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement, except for the Confidentiality Agreement which shall continue in full force and effect in accordance with its terms.

10.10Seller Disclosure Schedules.  Except as otherwise provided in the Seller Disclosure Schedules, all capitalized terms therein shall have the meanings assigned to them in this Agreement.  Matters reflected in the Seller Disclosure Schedules are not necessarily limited to matters required by this Agreement to be disclosed.  No disclosure made in the Seller Disclosure Schedules shall constitute an admission or determination that any fact or matter so disclosed is material, has had or could reasonably be expected to have a Material Adverse Effect, meets a dollar or other threshold set forth in this Agreement or would otherwise be required to be disclosed. Information disclosed in any Section of the Seller Disclosure Schedule will qualify any representation or warranty in this Agreement to the extent that the relevance or applicability of the information disclosed with respect to any such representation or warranty, notwithstanding the absence of a reference or cross-reference to such other representation or warranty on any such Seller Disclosure Schedule or the absence of a reference or cross-reference to such Seller Disclosure Schedule in such representation or warranty, to other Section(s) is reasonably apparent on the face of such disclosure. No disclosure in the Seller Disclosure Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

10.11Captions.  All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

10.12Remedies.

(a)The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy.  Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by any other party hereto of its covenants or obligations set forth in this Agreement, such party shall be entitled to seek an injunction or injunctions to prevent or restrain such breaches or threatened breaches of this Agreement by such other party, and to specifically enforce the terms and provisions of this Agreement to prevent such breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such other party under this Agreement.  Each of the parties hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such parties under this Agreement.  Each of the parties hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

(b)Notwithstanding the foregoing, it is explicitly agreed that Seller shall be entitled to seek specific performance pursuant to this Section 10.12 of Buyer’s obligation to consummate the Closing only in the event that (a) all conditions in Section 8.1 have been satisfied or waived (other than those to be satisfied at the Closing), the Marketing Period has ended and Buyer fails to consummate the transactions contemplated hereunder on the date the Closing should have occurred pursuant to Section 2.3, (b) the financing provided for by the Debt Commitment Letter (or Alternative Financing) has been or would be funded at the Closing if the Equity Financing is funded at the Closing, and (c) Seller has confirmed that it is ready, willing and able to consummate the Closing if specific performance is granted and the Financing is funded. For the avoidance of doubt, in no event shall Seller be entitled to receive both (x) a grant of specific performance to cause the transactions contemplated by this Agreement to be consummated and (y) payment of the Termination Fee. Notwithstanding anything herein to the contrary or otherwise, it is acknowledged and agreed that Seller shall be entitled to seek specific performance, pursuant to and subject to this Section 10.12, to cause Buyer to consummate the Closing no earlier than the date required under Section 2.3.

10.13Severability.  Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.14Interpretation.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.  The parties agree that any drafts of this Agreement or any Ancillary Document prior to the final fully executed drafts shall not be used for purposes of interpreting any provision thereof, and each of the parties agrees that no party or any Affiliate thereof shall make any claim, assert any defense or otherwise take any position inconsistent with the foregoing in connection with any Suit among any of the foregoing.  For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:  (a) the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires; (b) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (c) the terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) when a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified; (e) the word “include,” “includes,” and “including” when used in this Agreement shall be deemed to be followed by the words “but not limited to,” unless otherwise specified; and (f) all accounting terms used and not defined herein have the respective meanings given to them under GAAP. The phrase “made available”,  “delivered” or “provided” in the context of documents made available or delivered or provided to by any party to Buyer means uploaded to the “Project Einstein” electronic data room hosted by RR Donnelley and accessible for viewing by Buyer and/or its Representatives prior to 6:00 a.m., Pacific time, on the Business Day immediately prior to the date hereof.

10.15Privilege; Conflicts of Interest.

(a)Buyer: (i) acknowledges that Paul Hastings LLP (“Paul Hastings”) has represented the Acquired Companies in connection with the transactions provided for herein and that, effective upon the Closing, the Acquired Companies shall, without the necessity of further documentation of transfer, be deemed to have irrevocably assigned and transferred to Seller immediately prior to the Closing, on behalf of the Acquired Companies, all of the Acquired Companies’, right to, title to and interest in all communications with, and work product of, Paul Hastings as they relate to this Agreement, the Ancillary Documents, the transactions contemplated hereby and thereby, the preparation and negotiation thereof, together with all written or other materials consisting of, containing, summarizing or embodying such communications and work product (collectively, the “Deal Communications”), and (ii) agree that the intent and effect of this provision is to grant Seller control over the exercise of the attorney-client privilege held by any Acquired Company in respect of such Deal Communications, and (iii) agree that after the Closing, the Acquired Companies will not (and Buyer will cause the Acquired Companies not to) knowingly waive the attorney-client privilege belonging to any Acquired Company, if any, relating to any matter relating to such Deal Communications, without the express written consent of Seller.  Notwithstanding the foregoing, in the event that a dispute arises between Buyer or any of the Acquired Companies and a third party (including any Governmental Entity) other than a party to this Agreement or its Affiliates after the Closing, the Acquired Companies may assert the attorney-client privilege to prevent disclosure of confidential communications by Paul Hastings or Seller to such third party.

(b)The parties understand and agree that the consummation of the transactions contemplated by this Agreement could result in the inadvertent disclosure of such Deal Communications that may be confidential, eligible to be subject to a claim of privilege, or otherwise protected from disclosure. The parties further understand and agree that any disclosure of such Deal Communications that may be confidential, subject to a claim of privilege, or otherwise protected from disclosure will not constitute a waiver of or otherwise prejudice any claim of confidentiality, privilege, or protection from disclosure, including, but not limited to, with respect to information involving or concerning the same subject matter as such Deal Communications.  The parties agree to use reasonable best efforts to return any inadvertently disclosed information to the disclosing party promptly upon becoming aware of its existence.

(c)Buyer and Seller further intend that Seller shall have the right, should it so choose, to have the benefit of representation by Paul Hastings in connection with post-Closing matters concerning this Agreement, any Ancillary Agreement and the transactions contemplated hereunder and thereunder.  Accordingly, each Buyer and Seller agree that this Agreement will (i) constitute consultation with respect to the potential conflict of interest that Paul Hastings may have as a result of its representation of the Acquired Companies both historically and in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereunder and thereunder, (ii) confirm that each party understands the risks associated with potential conflicts of interest and that the parties have alternatives to waiving the potential conflict (including refusing to waive the potential conflict or declining to engage in the matter giving rise to the potential conflict), and (iii) that the parties still wish to consent to Paul Hastings’s representation, if requested, of Seller in connection with matters relating to this Agreement, the Ancillary Agreements and/or the transactions contemplated hereunder and/or thereunder, and waive any conflicts of interest which may exist as a result of such representations, including in connection with any litigation or adversarial proceeding arising among the parties, or any of them, regarding this Agreement, the Ancillary Agreements and the transactions contemplated hereunder and thereunder.

10.16Non-recourse.  Except as contemplated by the Sponsor Guaranty and/or Equity Commitment Letter, all claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) a party hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except in the case of claims for fraud and except as contemplated by the Sponsor Guaranty and/or Equity Commitment Letter, this Agreement may only be enforced against, and any claim or Suit based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against a party hereto and then only with respect to the specific obligations set forth herein with respect to such party.  Except in the case of claims for fraud, except as contemplated by the Sponsor Guaranty and/or Equity Commitment Letter and except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement, no Person who is not a party hereto, including any current, former or future director, officer, employee, incorporator, member, partner, manager, management company, stockholder, equityholder, controlling person, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any party, including Debt the Financing sources, or any current, former or future director, officer, employee, incorporator, member, partner, manager, management company, stockholder, equityholder, controlling person, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”, provided that “Nonparty Affiliates” shall exclude Buyer and Sponsor) shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach, and, to the maximum extent permitted by applicable laws, except as otherwise provided in the Sponsor Guaranty and/or Equity Commitment Letter, each party hereto hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by applicable laws, except in the case of claims for fraud, and except to the extent otherwise set forth in, and subject to the terms and conditions of, this Agreement, the Sponsor Guaranty, the Equity Commitment Letter, or the Confidentiality Agreement, (a) each party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a party or otherwise impose liability of a party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, and (b) each party hereto disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement; provided, however, that nothing in this Section 10.16 will limit Buyer’s ability to rely on those representations and warranties set forth in Article III (or in any certificate or instrument delivered pursuant to this Agreement).  Notwithstanding anything to the contrary herein, but subject to clause (ii) of the immediately following sentence of this Section 10.16,  none of the parties hereto, nor any of their respective Affiliates, shall have any rights, claims or causes of action against any Debt Financing source or their respective Nonparty Affiliates in connection with the Debt Financing, this Agreement or the transactions contemplated by this Agreement,  whether at law or in equity, in contract, in tort or otherwise, and any such claims, rights and causes of action are disclaimed and released in full. Notwithstanding the foregoing, (i) the Nonparty Affiliates, including the Debt Financing Sources, shall be third party beneficiaries of this Section 10.16, each of whom may enforce the provisions of this Section 10.16, and (ii) nothing in this Section 10.16 shall in (x) in any way limit or modify any Debt Financing sources’ (including each Debt Financing source’s Affiliates and its and its Affiliates’ respective officers, directors, employees, agents and representatives) obligations to Buyer or its Affiliates under the Debt

Commitment Letter or (y) impair any rights, claims or causes of action of the Buyer and its Affiliates in respect of the Debt Commitment Letter. Notwithstanding the foregoing, this Section 10.16 shall be subject to the last sentence of Section 6.2.

{Signature pages follow}

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

SELLER:

BANKRATE, INC.

By:____________________________________
Name:
Title:

{Signature Page to Equity Purchase Agreement}

BUYER:

All Web Leads, Inc.

By: ____________________________________
Name:
Title: